Exhibit 2.1 AGREEMENT AND PLAN OF MERGER dated as of September 29, 2026 by and between PEOPLES BANCORP INC. and CAPITAL BANCORP, INC.

i TABLE OF CONTENTS Page ARTICLE I Certain Definitions..................................................................................................... 2 Section 1.01 Certain Definitions ......................................................................................... 2 ARTICLE II The Merger ............................................................................................................. 12 Section 2.01 The Parent Merger ....................................................................................... 12 Section 2.02 Effectiveness of Parent Merger; Effective Time ........................................... 13 Section 2.03 Closing .......................................................................................................... 13 Section 2.04 The Subsidiary Bank Merger. ....................................................................... 13 ARTICLE III Merger Consideration ........................................................................................... 13 Section 3.01 Conversion of Company Common Stock. ..................................................... 13 Section 3.02 Exchange and Payment Procedures. ............................................................ 14 Section 3.03 Company Options. ........................................................................................ 18 Section 3.04 Company Restricted Stock. ........................................................................... 18 Section 3.05 Tax Consequences/Tax Opinions. ................................................................. 19 ARTICLE IV Actions Pending Consummation of Merger ......................................................... 19 Section 4.01 Forbearances of Company ........................................................................... 19 Section 4.02 Forbearances of Purchaser .......................................................................... 24 ARTICLE V Representations and Warranties ............................................................................. 25 Section 5.01 Representations and Warranties of Company .............................................. 25 Section 5.02 Representations and Warranties of Purchaser ............................................. 50 ARTICLE VI Covenants.............................................................................................................. 60 Section 6.01 Legal Conditions to Merger .......................................................................... 60 Section 6.02 Shareholder Approval. .................................................................................. 60 Section 6.03 Registration Statement; Proxy Statement/Prospectus. ................................. 61 Section 6.04 Public Announcements .................................................................................. 62 Section 6.05 Access; Information. ..................................................................................... 63 Section 6.06 Acquisition Proposal. ................................................................................... 64 Section 6.07 Takeover Laws .............................................................................................. 67 Section 6.08 Regulatory Applications. .............................................................................. 68 Section 6.09 Employment Matters; Employee Benefits ..................................................... 69

ii Section 6.10 Notification of Certain Matters; Disclosure Supplements............................ 72 Section 6.11 Data Conversion and Transition Planning................................................... 72 Section 6.12 Additional Agreements .................................................................................. 72 Section 6.13 Insurance Coverage ...................................................................................... 73 Section 6.14 Dividends ...................................................................................................... 73 Section 6.15 Confidentiality .............................................................................................. 73 Section 6.16 Regulatory Matters ....................................................................................... 74 Section 6.17 Indemnification ............................................................................................. 74 Section 6.18 Environmental Assessments .......................................................................... 74 Section 6.19 Litigation and Claims ................................................................................... 75 Section 6.20 NASDAQ Listing ........................................................................................... 75 Section 6.21 Additional Actions ........................................................................................ 75 Section 6.22 Board Seats ................................................................................................... 75 Section 6.23 Absence of Control ....................................................................................... 76 Section 6.24 Tax Treatment ............................................................................................... 76 ARTICLE VII Conditions to Consummation of the Merger ....................................................... 76 Section 7.01 Conditions to Each Party’s Obligation to Effect the Merger ....................... 76 Section 7.02 Conditions to Obligation of Company .......................................................... 77 Section 7.03 Conditions to Obligation of Purchaser ......................................................... 78 ARTICLE VIII Termination ........................................................................................................ 79 Section 8.01 Termination................................................................................................... 79 Section 8.02 Effect of Termination and Abandonment; Enforcement of Agreement ......... 80 ARTICLE IX Miscellaneous ....................................................................................................... 82 Section 9.01 No Survival ................................................................................................... 82 Section 9.02 Amendment ................................................................................................... 82 Section 9.03 Extension; Waiver ......................................................................................... 82 Section 9.04 Counterparts ................................................................................................. 82 Section 9.05 Confidential Supervisory Information .......................................................... 83 Section 9.06 Governing Law; Jurisdiction ........................................................................ 83 Section 9.07 Waiver of Jury Trial ...................................................................................... 83 Section 9.08 Expenses ....................................................................................................... 83 Section 9.09 Notices .......................................................................................................... 83 Section 9.10 Entire Understanding ................................................................................... 84 Section 9.11 Assignment; Third-Party Beneficiaries ........................................................ 84

iii Section 9.12 Interpretation ................................................................................................ 85 Section 9.13 Specific Performance .................................................................................... 85 Section 9.14 Severability ................................................................................................... 86 Section 9.15 Delivery by Electronic Transmission ............................................................ 86 EXHIBIT A Form of Support Agreement EXHIBIT B Form of Subsidiary Bank Merger Agreement

1 AGREEMENT AND PLAN OF MERGER THIS AGREEMENT AND PLAN OF MERGER, dated as of September 29, 2026 (this “Agreement”), by and between Peoples Bancorp Inc., an Ohio corporation (“Purchaser”) and Capital Bancorp, Inc., a Maryland corporation (“Company”). WITNESSETH WHEREAS, Purchaser is a registered financial holding company under the Bank Holding Company Act of 1956, as amended (“BHCA”) and owns all of the outstanding shares of Peoples Bank, an Ohio-chartered commercial bank (“Purchaser Bank”); WHEREAS, Company is a registered bank holding company under the BHCA and owns all of the outstanding shares of Capital Bank, N.A., a national bank (“Company Bank”); WHEREAS, the Boards of Directors of Purchaser and Company have determined that the merger of Company with and into Purchaser, followed by the subsidiary bank merger of Company Bank with and into Purchaser Bank, each in accordance with the terms and subject to the conditions of this Agreement, are advisable and in the best interests of their respective corporations and shareholders and approved this Agreement; WHEREAS, the Boards of Directors of Purchaser and Company have each approved this Agreement and the transactions contemplated hereby; WHEREAS, the parties intend the Parent Merger to qualify as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code; WHEREAS, contemporaneously with the execution of this Agreement, directors and executive officers of Company have entered into Support Agreements with Purchaser (the “Support Agreements”), each dated as of the date of this Agreement, in the form attached to this Agreement as Exhibit A, pursuant to which such directors and officers have agreed, among other matters, to vote all of the shares of Company Common Stock beneficially owned by such individuals in favor of the Merger upon the terms and subject to the conditions set forth in the Support Agreements; and WHEREAS, the parties desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and the other transactions contemplated by this Agreement and to prescribe various conditions thereto. NOW, THEREFORE, in consideration of the promises and of the mutual covenants, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Company hereby agree as follows:

2 ARTICLE I Certain Definitions Section 1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below: “Acquisition Proposal” has the meaning set forth in Section 6.06(g)(ii). “Acquisition Transaction” has the meaning set forth in Section 6.06(g)(iii). “Affiliate” or “Affiliates” has the meaning set forth in Rule 12b-2 under the Exchange Act. “Agreement” has the meaning set forth in the Preamble, as amended or modified from time to time in accordance with Section 9.02. “AI Technology” means any product, service or tool that relies on or otherwise utilizes artificial intelligence, machine learning, large language models or other similar or successor technologies, in whole or in part, to (a) create, generate, modify or produce content of any kind; (b) make decisions or facilitate decision-making; (c) replace or provide analysis of information to assist human decision-making; or (d) that is regulated as an “artificial intelligence system” or comparable term under applicable laws. “Associate” has the meaning set forth in Rule 12b-2 under the Exchange Act. “BHCA” has the meaning set forth in the Recitals to this Agreement. “Business Data” means all data, information, and works of authorship in any medium collected, generated, or used in the conduct of the business of Company and its Subsidiaries, including proprietary information of or relating to the business and all Personal Information in the possession, custody, or control of Company and its Subsidiaries, or otherwise held or processed on Company and its Subsidiaries’ behalf, respectively. “Capitalization Date” has the meaning set forth in Section 5.01(b)(i). “Certificates of Merger” has the meaning set forth in Section 2.02. “Change in the Company Recommendation” has the meaning set forth in Section 6.02(d). “Change in the Purchaser Recommendation” has the meaning set forth in Section 6.02(e). “Chosen Courts” has the meaning set forth in Section 9.06. “Citizens Merger” means the transactions contemplated in that certain Agreement and Plan of Merger by and between Purchaser and Citizens National Corporation, dated April 20, 2026. “Closing” has the meaning set forth in Section 2.03. “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

3 “Code” has the meaning set forth in the Recitals to this Agreement. “Company” has the meaning set forth in the Preamble to this Agreement. “Company 401(k) Plan” has the meaning set forth in Section 6.09(c). “Company Articles” means the Articles of Incorporation of Company, as amended. “Company Bank” has the meaning set forth in the Recitals to this Agreement. “Company Board” means the Board of Directors of Company. “Company Bylaws” means the bylaws of Company, as amended. “Company Common Stock” means the shares of common stock, $0.01 par value of Company. “Company Deferred Compensation Plan” means the Company Bank Nonqualified Deferred Compensation Plan with an effective date of January 1, 2021. “Company Disclosure Schedule” has the meaning set forth in Section 5.01. “Company Equity Incentive Plan” means Company Amended and Restated 2017 Stock and Incentive Compensation Plan. “Company Group” has the meaning set forth in Section 5.01(p)(vii). “Company Indemnified Party” has the meaning set forth in Section 6.18(a). “Company Meeting” has the meaning set forth in Section 5.01(d)(i). “Company Options” has the meaning set forth in Section 3.03(a). “Company Preferred Stock” has the meaning set forth in Section 5.01(b)(i). “Company Recommendation” has the meaning set forth in Section 6.02(b). “Company Restricted Stock Award” has the meaning set forth in Section 3.04(a). “Company Stock” has the meaning set forth in Section 5.01(b)(i). “Company’s SEC Reports” has the meaning set forth in Section 5.01(e)(ii). “Compensation and Benefit Plans” has the meaning set forth in Section 5.01(l)(i). “Confidential Supervisory Information” means confidential supervisory information (including “confidential supervisory information” as defined in any regulation or rule adopted or promulgated by a Regulatory Authority) of a Governmental Authority.

4 “Confidentiality Agreement” has the meaning set forth in Section 6.16. “Consultants” has the meaning set forth in Section 5.01(l)(i). “Continuing Employees” has the meaning set forth in Section 6.09(a). “Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 or 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or similar state law, and (v) under corresponding or similar provisions of foreign laws or regulations. “Data Conversion” has the meaning set forth in Section 6.11. “Determination Letter” has the meaning set forth in Section 6.09(c). “Directors” has the meaning set forth in Section 5.01(l)(i). “Effective Date” has the meaning set forth in Section 2.03. “Effective Time” means the effective time of the Parent Merger, as provided for in Section 2.02. “Employees” has the meaning set forth in Section 5.01(l)(i). “Environmental Laws” means all applicable local, state and federal laws and regulations concerning the protection of the environment or occupational health and safety, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means any corporation, entity or trade or business (whether or not incorporated) that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes Company or any of its Subsidiaries, or that is a member of the same “controlled group” as Company or any of its Subsidiaries pursuant to Section 4001(a)(14) of ERISA. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. “Exchange Agent” has the meaning set forth in Section 3.02(a). “Exchange Fund” has the meaning set forth in Section 3.02(a).

5 “Exchange Ratio” shall mean 1.11. “Executive Employment Agreements” shall mean those employment agreements as set forth in Section 1.01(a) of the Company Disclosure Schedule. “FDIC” means the Federal Deposit Insurance Corporation. “FRB” means the Board of Governors of the Federal Reserve System. “GAAP” means generally accepted accounting principles in the United States of America, consistently applied. “Governmental Authority” means any court, arbitration panel, administrative agency or commission or other federal, state or local governmental authority or instrumentality or self- regulatory organization (including, without limitation, any Regulatory Authority). “Group” has the meaning set forth in Section 13(d) under the Exchange Act. “Hazardous Materials” means, collectively, (a) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and regulations promulgated thereunder, (b) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended through the date hereof, or regulations promulgated thereunder, and (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance that is regulated by any applicable Environmental Law relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material. “Information” has the meaning set forth in Section 6.15. “Intellectual Property” means copyrights, patents, trademarks, service marks, service names, trade names, brand names, internet domain names, logos together with all applicable goodwill associated therewith, registrations and applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights recognized by applicable laws. “IRS” has the meaning set forth in Section 5.01(l)(ii). “Knowledge” means, with respect to Purchaser, the actual knowledge of the officers of Purchaser or Purchaser Bank listed on Section 1.01(b) of the Purchaser Disclosure Schedule and, with respect to Company, the actual knowledge of the officers of Company or Company Bank listed on Section 1.01(b) of the Company Disclosure Schedule, in each case after due inquiry. “Lien” means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

6 “Loan” or “Loans” means any loans, loan agreements, loan commitments, letters of credit, credit facility, credit enhancements, notes, guarantees, interest bearing assets or any other extensions of credit (including any amendments, renewals, extensions or modifications thereto). “Material Adverse Effect” means, with respect to Purchaser, or Company, as the context may require, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate (i) has or would reasonably be expected to have (a) a material and adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of Purchaser and its Subsidiaries, taken as a whole, or (b) material and adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of Company and its Subsidiaries, taken as a whole, or (ii) would reasonably be expected to materially impair or delay the ability of either Purchaser or Company to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement on a timely basis; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes, after the date hereof, in GAAP or applicable bank regulatory accounting requirements; (b) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industries in which the party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Authorities; (c) changes, after the date hereof, in global, national or regional political conditions (including the outbreak or continuation of war, or acts of terrorism) or in economic, financial, or market (including equity, credit and debt markets, as well as changes in interest rates or net interest margins) conditions affecting the financial services industry generally and not specifically relating to the party or its Subsidiaries; (d) changes, after the date hereof, resulting from hurricanes, earthquakes, tornados, floods, wildfires, or other natural or man-made disasters or from any outbreak of any disease, epidemic, pandemic, or other public health event; (e) public disclosure or pendency of the execution of this Agreement, or consummation of the transactions contemplated hereby (including any effect on a party’s relationships with its customers, depositors, borrowers, suppliers, or employees) or actions taken or omitted to be taken by a party pursuant to the express terms of this Agreement or at the written request or with the prior written consent of the other party; (f) any change in the trading price or trading volume of a party’s common stock, or any failure, in and of itself, by a party to meet any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period (provided that the underlying cause of such change or failure may be taken into account in determining whether a Material Adverse Effect has occurred, unless otherwise excluded); and (g) the expenses incurred by Company or Purchaser in negotiating, documenting, effecting and consummating the transactions contemplated by this Agreement; except, with respect to subclauses (a), (b), (c), and (d), to the extent that the effects of the change are disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of the party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which the party and its Subsidiaries operate. “Material Burdensome Regulatory Condition” has the meaning set forth in Section 6.08(b). “Material Contracts” has the meaning set forth in Section 5.01(j)(ii). “MDOFR” means the Office of Financial Regulation of Maryland.

7 “Merger” collectively refers to the Parent Merger and the Subsidiary Bank Merger, as set forth in Section 2.01. “Merger Consideration” has the meaning set forth in Section 3.01(a). “MGCL” means the Maryland General Corporation Law. “NASDAQ” has the meaning set forth in Section 3.02(b)(v). “New Certificate” has the meaning set forth in Section 3.02(a). “Notice Period” has the meaning set forth in Section 6.06(d)(ii). “Notifying Party” has the meaning set forth in Section 6.10. “OCC” meaning Office of the Comptroller of the Currency. “ODFI” means the Ohio Department of Commerce, Division of Financial Institutions. “OGCL” means the Ohio General Corporation Law, Chapter 1701 of the Ohio Revised Code, as amended. “Old Certificates” has the meaning set forth in Section 3.01(b). “Option Cash-Out Amount” has the meaning set forth in Section 3.03(a). “OSS” means the Office of the Secretary of State of the State of Ohio. “Other Actions” has the meaning set forth in Section 6.21. “Parent Merger” has the meaning set forth in Section 2.01(a). “Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature. “Personal Information” means (a) any information or data that relates to, is linked to, or is capable of being linked to, an identified or identifiable individual; or (b) any information that is defined as “personally identifiable information,” “personal information,” “personal data,” or other similar terms by the Privacy and Information Security Requirements. “Phase I” means an Environmental Site Assessment in accordance with the requirements of the then-current ASTM E1527 standard “Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Practice.” “Premium Cap” has the meaning set forth in Section 6.18(b). “Privacy and Information Security Requirements” means all (a) applicable laws relating to privacy, information security, or the Processing of Personal Information; (b) applicable laws

8 concerning the security of Company’s and its Subsidiaries’ products, services and Systems; (c) contracts to which Company or any of its Subsidiaries’ is a party or is otherwise bound that relate to Personal Information or protecting the security or privacy of information or Systems, (d) Company’s or its Subsidiaries’ internal and posted policies and notices relating to Personal Information and/or the privacy and the security of Company’s or its Subsidiaries’ products, services, Systems and Business Data, and (e) to the extent applicable, the Payment Card Information Data Security Standard and any industry self-regulatory principles regarding direct marketing, telemarketing, and online behavioral advertising to which Company or its Subsidiaries are legally bound. “Processing” means any operation or set of operations that is performed upon Personal Information or other Business Data, whether or not by automatic means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction. “Proxy Statement/Prospectus” has the meaning set forth in Section 5.01(d)(i). “Purchaser” has the meaning set forth in the Preamble to this Agreement. “Purchaser Articles” means the Articles of Incorporation of Purchaser, as amended. “Purchaser Bank” has the meaning set forth in the Recitals to this Agreement. “Purchaser Board” means the Board of Directors of Purchaser. “Purchaser Board Deferred Compensation Plan” means the Third Amended and Restated Deferred Compensation Plan for Directors of Purchaser and its Subsidiaries, as amended. “Purchaser Common Stock” means common shares, without par value, of Purchaser. “Purchaser Common Stock Closing Price” has the meaning set forth in Section 3.02(b)(v). “Purchaser Disclosure Schedule” has the meaning set forth in Section 5.02. “Purchaser Employee Stock Purchase Plan” means Peoples Bancorp Inc. Employee Stock Purchase Plan. “Purchaser Equity Plan” means the Purchaser’s Fourth Amended and Restated 2006 Equity Plan, as amended. “Purchaser Group” has the meaning set forth in Section 5.02(s)(vi). “Purchaser Meeting” has the meaning set forth in Section 5.01(d)(i). “Purchaser Recommendation” has the meaning set forth in Section 6.02(c). “Purchaser Regulations” means the Code of Regulations of Purchaser, as amended.

9 “Purchaser’s SEC Reports” has the meaning set forth in Section 5.02(f)(ii). “Registration Statement” has the meaning set forth in Section 5.01(d)(i). “Regulatory Authorities” means any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the FDIC, the FRB, the OCC, the ODFI and the SDAT). “Regulatory Order” has the meaning set forth in Section 5.01(h)(i). “Representatives” means, with respect to any Person, such Person’s directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors. “Requisite Company Vote” has the meaning set forth in Section 5.01(c)(i). “Requisite Purchaser Vote” has the meaning set forth in Section 5.02(d)(i). “Requisite Regulatory Approvals” shall mean (i) all required regulatory approvals, waivers or non-objections from the FRB, the OCC, the FDIC, the ODFI, the OSS, the MDOFR and any other Regulatory Authority, and (ii) any other regulatory approvals or consents contemplated in Section 5.01(d)(i) and Section 5.02(d)(ii) the failure of which to be obtained would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation or any of its Subsidiaries, in each case required to consummate the transactions contemplated by this Agreement, including the Parent Merger and the Subsidiary Bank Merger. “Revised Notice Period” has the meaning set forth in Section 6.06(d). “Rights” means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments, or contracts relating to, or any stock appreciation right or other instrument the primary purpose or the value of which is determined in whole or in part by reference to the market price or value of, any shares of capital stock of such Person, excluding in all cases any routine deposit accounts or ordinary course banking instruments issued by a Subsidiary bank. “Sarbanes-Oxley Act” has the meaning set forth in Section 5.01(e)(ii). “SDAT” means the State Department of Assessments and Taxation of Maryland. “SEC” means the United States Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder. “Security Incident” means (a) any unauthorized access, acquisition, interruption, alteration or modification, loss, theft, corruption or other unauthorized Processing of Personal Information or other Business Data of Company or its Subsidiaries, (b) inadvertent, unauthorized, and/or unlawful sale, or rental of Personal Information or other Business Data of Company or its

10 Subsidiaries, or (c) any breach of the security of or other unauthorized access to or use of or other compromise to the integrity or availability of the Systems. “Subsidiary” has the meanings ascribed to it in Section 2(d) of the BHCA. “Subsidiary Bank Merger” has the meaning set forth in Section 2.04(a). “Subsidiary Bank Merger Agreement” has the meaning set forth in Section 2.04(a). “Subsidiary Bank Merger Certificates” has the meaning set forth in Section 2.04(b). “Superior Proposal” has the meaning set forth in Section 6.06(g)(i). “Support Agreements” has the meaning set forth in the Recitals to this Agreement. “Surviving Corporation” has the meaning set forth in Section 2.01(a). “Systems” has the meaning set forth in Section 5.01(x)(ii). “Tail Policy” has the meaning set forth in Section 6.17(b). “Takeover Laws” has the meaning set forth in Section 5.01(n). “Tax” and “Taxes” means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, commercial activity, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment and all other taxes, custom duties, fees, assessments or charges of any kind whatsoever in the nature of a tax, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date and any transferee liability in respect of any such items. “Tax Returns” means any return, amended return, statement, form, claim for refund or other report (including elections, declarations, disclosures, schedules, estimates and information returns) with respect to any Tax, including any amendments thereof. “Termination Fee” has the meaning set forth in Section 8.02(b)(i). “Third Party Service Provider” shall mean a third party that the Company and its Subsidiaries engages to Process Personal Information on behalf of Company and its Subsidiaries. “Training Data” means training data, validation data, test data, scraped or harvested datasets or databases, in each case used to train, finetune, enhance or to develop software on behalf of Company and its Subsidiaries or improve AI Technology. “Treasury” means the United States Department of the Treasury.

11 “Treasury Shares” means Company Stock held by Company or any of its Subsidiaries other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

12 ARTICLE II The Merger Section 2.01 The Parent Merger (a) The Parent Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Company shall merge with and into Purchaser (the “Parent Merger”), Purchaser shall survive the Parent Merger and continue to exist as an Ohio corporation (Purchaser, as the surviving corporation in the Parent Merger, is sometimes referred to herein as the “Surviving Corporation”), and the separate corporate existence of Company shall cease. At the Effective Time: (i) The Purchaser Articles, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until amended in accordance with the OGCL; (ii) The Purchaser Regulations, as in effect immediately prior to the Effective Time, shall be the regulations of the Surviving Corporation until amended in accordance with the OGCL; (iii) Each individual serving as a director of Purchaser immediately prior to the Effective Time, shall constitute the directors of the Surviving Corporation, each to hold office for the balance of the term for which such individual was elected and shall serve as such until his or her successor is duly elected and qualified in the manner provided for in the Purchaser Articles and the Purchaser Regulations or as otherwise provided by the OGCL or until his or her earlier death, resignation or removal in the manner provided in the Purchaser Articles or the Purchaser Regulations or as otherwise provided by the OGCL; and (iv) At and after the Effective Time, each share of Purchaser Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Parent Merger. (b) Option to Change Method of Merger. Purchaser and Company may, upon their mutual agreement, at any time prior to the Effective Time, change the method or structure of effecting the Parent Merger and/or the Subsidiary Bank Merger (including, without limitation, changing the provisions of this Article II), if and to the extent Purchaser and Company both deem such change to be necessary, appropriate or desirable; provided, however, that no such change shall: (i) Alter or change the amount or kind of consideration to which the holders of Company Common Stock are entitled in accordance with the terms and subject to the conditions of this Agreement; (ii) Adversely effect, impede or delay the receipt of the Requisite Regulatory Approvals or the consummation of the transactions contemplated by this Agreement on a timely basis; or

13 (iii) Cause the Merger to fail to qualify as a “reorganization” under Section 368(a)(1)(A) of the Code or otherwise result in any adverse tax consequences to Company, Purchaser or their respective shareholders. The parties shall enter into one or more amendments to this Agreement in accordance with Section 9.02 in order to effect any such mutually agreed change. Section 2.02 Effectiveness of Parent Merger; Effective Time. Subject to the terms and conditions of this Agreement, the Parent Merger shall become effective as set forth in the certificate of merger to be filed with the OSS and the articles of merger with the SDAT, respectively, on the Effective Date (collectively, the “Certificates of Merger”). The Parent Merger shall have the effects prescribed in the OGCL and MGCL. The term “Effective Time” shall be the date and time when the Parent Merger becomes effective, as set forth in the Certificates of Merger. Section 2.03 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will occur by electronic exchange of documents at 10:00 am, Marietta, Ohio time, on the first (1st) business day of the month immediately following the month during which the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof (other than those conditions that by their nature can be satisfied only at the Closing, but subject to the satisfaction or waiver of all conditions at the Closing) occurs, unless another date, time or place is agreed to in writing by the parties. The date on which the Closing actually occurs is hereinafter referred to as the “Effective Date.” Section 2.04 The Subsidiary Bank Merger. (a) Immediately following the Parent Merger, or at such later time as Purchaser may determine, Company Bank will merge with and into Purchaser Bank (the “Subsidiary Bank Merger”). Purchaser Bank shall be the surviving entity in the Subsidiary Bank Merger and, following the Subsidiary Bank Merger, the separate corporate existence of Company Bank shall cease, and Purchaser Bank shall survive and continue to exist as an Ohio-chartered commercial bank. Promptly after the date of this Agreement, Purchaser Bank and Company Bank shall enter into an agreement and plan of merger in substantially the form attached hereto as Exhibit B (the “Subsidiary Bank Merger Agreement”). (b) Each of Purchaser and Company shall approve the Subsidiary Bank Merger Agreement and the Subsidiary Bank Merger as the sole shareholder of each subsidiary bank, respectively. Prior to the Effective Time, Company shall cause Company Bank, and Purchaser shall cause Purchaser Bank, to execute such certificates or articles of merger and such other documents and certificates as are necessary to effectuate the Subsidiary Bank Merger (“Subsidiary Bank Merger Certificates”). The Parent Merger and the Subsidiary Bank Merger shall sometimes collectively be referred to herein as the “Merger.” ARTICLE III Merger Consideration Section 3.01 Conversion of Company Common Stock.

14 At the Effective Time, by virtue of the Parent Merger and without any action on the part of Purchaser, Company, or the holder of any shares of Company Common Stock: (a) Subject to Section 3.02 and except as otherwise provided by paragraph (c) of this Section 3.01, each share of Company Common Stock (other than Treasury Shares) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive without interest a number of shares of Purchaser Common Stock equal to the Exchange Ratio (the “Merger Consideration”). (b) All of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to Section 3.01 shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, an “Old Certificate,” it being understood that any reference herein to “Old Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Company Common Stock) previously representing any such shares of Company Common Stock shall thereafter represent only the right to receive (i) the Merger Consideration, (ii) cash in lieu of a fractional share which the shares of Company Common Stock represented by such Old Certificate have been converted into the right to receive pursuant to Section 3.01(a) and Section 3.02(b)(v), and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 3.02, in each case without any interest thereon. Old Certificates previously representing shares of Company Common Stock shall be exchanged for certificates or, at Purchaser’s option, evidence of shares in book entry form representing whole shares of Purchaser Common Stock as set forth in Section 3.01(a) (together with any dividends or distributions with respect thereto and cash in lieu of fractional shares issued in consideration therefor) upon the surrender of such Old Certificates in accordance with Section 3.02, without any interest thereon. If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Purchaser Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in any such case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there shall be any extraordinary dividend or extraordinary distribution thereon, except in connection with the Citizens Merger as it relates to Purchaser Common Stock, an appropriate and proportionate adjustment shall be made to the Exchange Ratio to give Purchaser and the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing in this sentence shall be construed to permit Company or Purchaser to take any action with respect to its securities that is prohibited by the terms of this Agreement. (c) Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of Company Common Stock that are owned by Company or Purchaser (in each case other than shares (i) held in trust accounts, managed accounts, mutual funds or similar accounts, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties, or (ii) held, directly or indirectly, as a result of debts previously contracted) shall be cancelled and cease to exist and no Merger Consideration shall be delivered or exchanged therefor. Section 3.02 Exchange and Payment Procedures.

15 (a) Exchange Fund. At or prior to the Effective Time, Purchaser shall deposit, or shall cause to be deposited, with Equiniti Trust Company (or such other standard bank or trust company mutually agreed upon by the parties prior to the Closing) (the “Exchange Agent”), for the benefit of the holders of Old Certificates for exchange in accordance with this Article III, (i) evidence in book-entry form, representing shares of Purchaser Common Stock to be issued to holders of Company Common Stock (collectively, referred to herein as “New Certificates”), and (ii) cash in an amount sufficient to pay cash in lieu of any fractional shares (such New Certificates and cash described in the foregoing clauses (i) and (ii), together with any dividends or distributions with respect thereto payable in accordance with Section 3.02 (b)(ii), being hereinafter referred to as the “Exchange Fund”). The Exchange Fund shall not be used to pay any Option Cash-Out Amount. Any Option Cash-Out Amount will be paid in accordance with Section 3.03(b). (b) Exchange Procedures. (i) As promptly as practicable after the Effective Time, but in no event later than five (5) business days thereafter, Purchaser shall cause the Exchange Agent to mail to each holder of record of one or more Old Certificates representing shares of Company Common Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive the Merger Consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for certificates representing the number of whole shares of Purchaser Common Stock and any cash in lieu of fractional shares, as applicable, which the shares of Company Common Stock represented by such Old Certificate or Old Certificates shall have been converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 3.02(b)(ii). From and after the Effective Time, upon proper surrender of an Old Certificate or Old Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Old Certificate or Old Certificates shall be entitled to receive in exchange therefor, as applicable, (1) a New Certificate representing that number of whole shares of Purchaser Common Stock to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Section 3.01 and (2) a check representing the amount of (x) any cash in lieu of a fractional share which such holder has the right to receive in respect of the Old Certificate or Old Certificates surrendered pursuant to the provisions of this Article III and (y) any dividends or distributions which the holder thereof has the right to receive pursuant to this Section 3.02(b), and the Old Certificate or Old Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Purchaser Common Stock or any cash in lieu of fractional shares or dividends or distributions payable to holders of Old Certificates. Until surrendered as contemplated by this Section 3.02(b), each Old Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the number of whole shares of Purchaser Common Stock which the shares of Company Common Stock represented by such Old Certificate have been converted into the right to receive and any cash in lieu of

16 fractional shares or in respect of dividends or distributions as contemplated by this Section 3.02(b). (ii) No dividends or other distributions declared with respect to Purchaser Common Stock shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate in accordance with Section 3.02(b). After the surrender of an Old Certificate in accordance with Section 3.02(b), the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of Purchaser Common Stock which the shares of Company Common Stock represented by such Old Certificate have been converted into the right to receive (after giving effect to Section 6.14). (iii) For any New Certificate representing shares of Purchaser Common Stock that is to be issued in a name other than that in which the Old Certificate or Old Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificate or Old Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a New Certificate representing shares of Purchaser Common Stock in any name other than that of the registered holder of the Old Certificate or Old Certificates surrendered, or required for any other reason, or shall establish to the reasonable satisfaction of the Exchange Agent and Purchaser that such Tax has been paid or is not applicable. (iv) After the Effective Time, there shall be no transfers on the stock transfer books of Company of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for New Certificates representing shares of Purchaser Common Stock, cash in lieu of fractional shares and dividends or distributions that the holder presenting such Old Certificates is entitled to, as provided in Article III. (v) Notwithstanding anything to the contrary contained herein, no New Certificates or scrip representing fractional shares of Purchaser Common Stock shall be issued upon the surrender for exchange of Old Certificates or otherwise pursuant to this Agreement, no dividend or distribution with respect to Purchaser Common Stock shall be payable on or with respect to any fractional share, and fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Purchaser. In lieu of the issuance of any fractional share, Purchaser shall pay to each former shareholder of Company who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing-sale prices of Purchaser Common Stock on the NASDAQ Stock Market (the “NASDAQ”) as

17 reported by The Wall Street Journal for the five (5) consecutive full trading days ending on the trading day immediately preceding the Effective Date (the “Purchaser Common Stock Closing Price”) by (ii) the fraction of a share (rounded to the nearest one-thousandth when expressed in decimal form) of Purchaser Common Stock which such holder would otherwise be entitled to receive pursuant to Section 3.01(a). The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares is not separately bargained-for-consideration but merely represents a mechanical rounding off for the purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares. (vi) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Company for twelve (12) months after the Effective Time shall be paid to the Surviving Corporation upon demand. Any former holders of Company Common Stock who have not theretofore exchanged their Old Certificates pursuant to Section 3.02 shall thereafter look only to the Surviving Corporation (subject to applicable abandoned property, escheat or similar laws) for payment of the shares of Purchaser Common Stock and cash in lieu of any fractional shares and any unpaid dividends and distributions on the Purchaser Common Stock deliverable in respect of each former share of Company Common Stock that such holder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Purchaser, Company, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws. (vii) Purchaser and Company acknowledge and agree that there shall be no deduction or withholding from any Merger Consideration otherwise payable pursuant to this Agreement. Notwithstanding the foregoing, if Company fails to provide the certificate as required in Section 7.03(c) or if any Company shareholder fails to provide a validly executed IRS Form W-9 or W-8, as applicable, to the Exchange Agent, each of Purchaser and the Exchange Agent shall be entitled to deduct and withhold from any Merger Consideration otherwise payable pursuant to this Agreement all amounts required to be deducted and withheld with respect to the making of the Merger Consideration payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Purchaser or the Exchange Agent, as the case may be, and timely paid over by Purchaser or the Exchange Agent, as the case may be, to the appropriate Governmental Authority, the withheld amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which the deduction and withholding was made. (viii) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Old Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent in accordance with standard practices, the posting by such Person of a bond in such reasonable amount as Purchaser or the Exchange Agent may determine is

18 reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the shares of Purchaser Common Stock, and any cash in lieu of fractional shares and dividends or distributions deliverable in respect thereof pursuant to this Agreement. (ix) The Surviving Corporation may from time to time, in the case of one or more Persons, waive one or more of the rights provided to it in this Article III to withhold certain payments, deliveries and distributions; and no such waiver shall constitute a waiver of its rights to withhold any such payment, delivery or distribution in the case of any other Person. Section 3.03 Company Options. (a) At the Effective Time, each option pursuant to the Company Equity Incentive Plan that is outstanding and unexercised immediately prior to the Effective Time (the “Company Options”), whether vested or unvested, will vest in full and cease to represent an option to purchase shares of Company Common Stock and will be converted automatically into the right to receive from the Surviving Corporation an amount of cash (without interest) equal to the product of (i)(A) the Purchaser Common Stock Closing Price multiplied by the Exchange Ratio, less (B) the exercise price per share of such Company Option and (ii) the number of shares of Company Common Stock underlying the unexercised portion of such Company Option (the “Option Cash-Out Amount”); provided, that if the exercise price per share of any such Company Option is equal to or greater than the product of the Purchaser Common Stock Closing Price multiplied by the Exchange Ratio, such Company Option shall be cancelled at the Effective Time without any cash payment or other consideration being made therefor. (b) The Option Cash-Out Amount shall be paid to the holders of Company Options through the Surviving Corporation’s (or the applicable Subsidiary Bank’s) payroll system no later than the first regular payroll date that is at least five (5) business days following the Effective Time, less any required Tax withholdings. (c) Company shall not make any further grants of Company Options following the execution of this Agreement except as permitted under Section 4.01 of this Agreement. (d) Company shall ensure that the Company Equity Incentive Plan is terminated as of the Effective Time and no future rights remain under such plan other than with respect to the right to receive any amounts pursuant to Section 3.03(a) or Section 3.04. The Company Board (or the appropriate committee thereof) shall adopt such resolutions and take all actions necessary with respect to the Company Options to effect the foregoing provisions of this Section 3.03, including providing any notice to holders of Company Options required under the Company Equity Incentive Plan. Section 3.04 Company Restricted Stock. (a) At the Effective Time, each award in respect of a share of Company Common Stock subject to vesting, repurchase or other restriction or performance-based vesting condition granted under the Company Equity Incentive Plan (which, for the avoidance of doubt, shall include awards

19 of restricted stock and restricted stock units) that is outstanding and unvested immediately prior to the Effective Time (a “Company Restricted Stock Award” (including any Company Restricted Stock Award granted following the date of this Agreement to the extent permitted by Section 4.01)) shall fully vest (with any performance-based conditions deemed satisfied at the target level of performance, but otherwise subject to the terms of the Company Equity Incentive Plan with respect to a change in control), and shall be cancelled and converted automatically into the right to receive Merger Consideration pursuant to Section 3.01(a), and cash in lieu of any fractional shares pursuant to Section 3.02(b)(v), in each case, less any applicable Tax withholdings. (b) Company shall not make any further grants of Company Restricted Stock Awards following the execution of this Agreement, except as permitted under Section 4.01 of this Agreement. (c) The Company Board (or the appropriate committee thereof) shall adopt such resolutions and take all actions necessary with respect to the Company Restricted Stock Awards to effect the foregoing provisions of this Section 3.04 including providing any notice to holders of Company Restricted Stock Awards required under the Company Equity Incentive Plan. Section 3.05 Tax Consequences/Tax Opinions. (a) For federal income tax purposes, the Parent Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Department regulation sections 1.368-2(g) and 1.368-3(a). (b) Purchaser shall obtain an opinion of Dinsmore & Shohl LLP, in form and substance reasonably acceptable to the parties, dated on or about the Effective Date, to the effect that the Parent Merger effected pursuant to this Agreement will constitute a reorganization within the meaning of Section 368(a) of the Code. Such opinion shall be based upon factual representations received by counsel from Company and Purchaser, which representations may take the form of written certifications. ARTICLE IV Actions Pending Consummation of Merger Section 4.01 Forbearances of Company. From the date hereof until the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement or as set forth in Section 4.01 of the Company Disclosure Schedule, as required by law or regulation or by any Governmental Authority or as required by an applicable Regulatory Order, without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), Company shall not, and shall cause its Subsidiaries not to: (a) Ordinary Course. (i) Conduct the business of Company and its Subsidiaries other than in the ordinary course of business consistent with past practice, (ii) fail to use reasonable efforts to preserve intact their respective business organizations and assets and maintain their respective material rights, franchises and existing relations with customers, suppliers, vendors, employees and business associates, or (iii) take any action which, at the time taken, is reasonably expected to adversely affect or materially delay the ability to obtain any necessary approvals of

20 any Governmental Authority required for the transactions contemplated hereby or the ability of Company to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis. (b) Company Stock. (i) Issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional Company Common Stock or other equity securities of Company, except upon the exercise, vesting or settlement of Company Options or Company Restricted Stock Awards outstanding as of the date of this Agreement in accordance with their terms as of the date hereof, (ii) enter into any agreement, or amend or modify the Company Equity Incentive Plan except as otherwise set forth or permitted in this Agreement, (iii) permit any additional Company Common Stock to become subject to new grants of Company Options, Company Restricted Stock Awards, or other Rights, except (A) annual grants made under the Company Equity Incentive Plan in the ordinary course of business, including grants made in 2026 or 2027 with respect to fiscal year 2026 performance and grants made in 2027 with respect to fiscal year 2027 performance, in each case as set forth on Section 4.01(b) of the Company Disclosure Schedule, and (B) as otherwise expressly set forth herein, or (iv) effect any recapitalization, reclassification, stock split, or similar change in capitalization. (c) Dividends; distributions; adjustments. (i) Make, declare, pay or set aside for payment any dividend or distribution on any shares of its capital stock, other than (A) its normal and customary quarterly cash dividend in an amount not in excess of $0.14 per share declared and paid in a manner consistent with past practice (including with respect to record and payment dates), subject to the parties’ coordination of dividend declarations pursuant to Section 6.14, and (B) dividends from a wholly-owned Subsidiary of Company, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock, other than net-share settlements of Tax withholdings upon the exercise or vesting of Company Options or Company Restricted Stock Awards in accordance with this Agreement. (d) Compensation; Employment Agreements. Enter into, modify, amend, renew or terminate any employment, consulting, severance, retention, change in control, or similar agreements or arrangements with any director, consultant, officer or employee of Company or any of its Subsidiaries, hire or engage any full-time employee or consultant, other than (i) as replacements for positions existing on the date hereof in the ordinary course of business consistent with past practice for positions with an annual base salary (excluding commissions) less than $250,000 or (ii) new hires with an annual base salary (excluding commissions) less than $250,000 in the ordinary course of business consistent with past practice, or grant any salary or wage increase or bonus or increase any employee benefit (including incentive or bonus payments) except (A) merit-based or promotion-based salary or wage increases implemented in the ordinary course of business consistent with past practice not to exceed fifteen percent (15%) individually or five percent (5%) in the aggregate across all employees, (B) annual bonuses earned and paid in the ordinary course of business consistent with past practice and the terms of applicable bonus plans, and (C) as set forth in Section 4.01(d) of the Company Disclosure Schedule. (e) Benefit Plans. Enter into, establish, adopt, amend, modify, make any voluntary contributions to or terminate (except (i) pursuant to the regular annual renewal of insurance contracts in the ordinary course of business consistent with past practice that do not result in a material increase in the aggregate cost to Company, or (ii) to amend any Compensation and Benefit

21 Plan to comply with Section 409A of the Code) any Compensation and Benefit Plan, including the Company Equity Incentive Plan, or any other pension, retirement, phantom stock, stock purchase, savings, profit sharing, deferred compensation, change in control, salary continuation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract (including related administrative services contracts), plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, consultant, officer or employee of Company or any of its Subsidiaries, or take any action to accelerate the payment of benefits or the vesting or exercisability of any options, restricted stock, phantom stock or other compensation or benefits payable thereunder; provided, however, nothing in this Section 4.01(e) shall prohibit Company from (A) establishing, adopting, amending or administering annual or long-term incentive compensation or bonus plans for fiscal year 2027 as set forth in Section 4.01(e) of the Company Disclosure Schedule; (B) determining achievement of performance goals and granting Company Restricted Stock Awards, Company Options or other equity-based compensation with respect to fiscal year 2026 or fiscal year 2027 performance in the ordinary course of business consistent with past practice and as set forth in Section 4.01(e) of the Company Disclosure Schedule; or (C) accelerating the grant, vesting, settlement or payment of such awards in connection with the consummation of the Merger, and any applicable performance-based conditions deemed achieved at target levels, but otherwise subject to the terms of the Company Equity Incentive Plan with respect to a change in control. (f) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets or any business to any Person other than a wholly owned Subsidiary, or cancel, release or assign any indebtedness of any Person other than a wholly owned Subsidiary or any claims against any Person other than a wholly owned Subsidiary, in each case other than in the ordinary course of business consistent with past practice, including any debt collection, loan sales, loan participations, or foreclosure transactions, or pursuant to contracts or agreements set forth on Section 4.01(f) of the Company Disclosure Schedule. (g) Acquisitions. Acquire (other than by way of foreclosure or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice), all or any portion of the assets, business, deposits or properties of any other Person. (h) Governing Documents. Amend the Company Articles, the Company Bylaws or the comparable organizational and governing documents of its Subsidiaries. (i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or any applicable Regulatory Authority or Governmental Authority (including changes in regulatory accounting principles or Call Report instructions). (j) Material Contracts. (i) Terminate, amend, or waive any material provision of, any Material Contract; (ii) make any change in any instrument or agreement governing the terms of any of its securities, or material lease or any other Material Contract, other than normal renewals of leases and other Material Contracts without material adverse changes of terms with respect to Company; or (iii) enter into any contract that would constitute a Material Contract if it were in effect on the date of this Agreement.

22 (k) Claims. (i) Commence any litigation other than in the ordinary course of business consistent with past practice, or (ii) settle any claim, suit, action or proceeding, except for any claim, action or proceeding which involves solely money damages in an amount, individually, not to exceed $100,000 or, in the aggregate, not to exceed $250,000, for all such claims, actions or proceedings, taking into consideration insurance coverage and retention amounts under any applicable insurance policy, and that would not impose any material restriction on, or create any adverse precedent that would be material to, the business of it or its Subsidiaries or the Surviving Corporation. (l) Adverse Actions. Take any action that is reasonably expected to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in a manner that would cause the closing conditions in Section 7.02 not to be satisfied, (ii) any of the conditions of the Merger set forth in Article VII not being satisfied, or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or by any Governmental Authority. (m) Risk Management. Except pursuant to applicable law or as required by any Governmental Authority, (i) implement or adopt any material change in its interest rate or other risk management policies, procedures or practices, (ii) fail in any material respect to adhere to its existing policies or practices with respect to managing its exposure to interest rate and other risk, (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk and any other risk, or (iv) fail in any material respect to adhere to its existing policies or practices with respect to managing its fiduciary risks; provided, however, that nothing in this Section 4.01(m) shall prevent Company or its Subsidiary Bank from modifying its asset-liability management, investment, or hedging strategies in the ordinary course of business consistent with past practice and prudent banking standards in response to changing market conditions or interest rates. (n) Borrowings. Other than in the ordinary course of business consistent with past practice, incur or contract for incurrence of any indebtedness (other than indebtedness of Company or any of its wholly-owned Subsidiaries to Company or any of its Subsidiaries), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of indebtedness of any other individual, corporation or other entity (it being understood and agreed that incurrence of indebtedness in ordinary course of business consistent with past practice shall include the creation of deposit liabilities, purchases of federal funds, borrowings from any of the Federal Home Loan Banks, borrowings from the Federal Reserve Bank, advances on existing lines of credit, sales of certificates of deposit, and entry into repurchase agreements). (o) Indirect Loans; Participations. (i) Make or purchase any indirect or brokered Loans to any Person or such Person’s Affiliates, or (ii) purchase from or sell to any financial institution or non-depository lender an interest in a Loan to any Person or such Person’s Affiliates, in each case, in an amount in excess of $25,000,000. (p) Capital Expenditures. Make, or commit to make, any capital expenditures in excess of $500,000 of Company’s capital expenditure budget previously made available by Company to Purchaser.

23 (q) Lending. (i) Change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital applicable with respect to its loan portfolio or any segment thereof); (ii) make or acquire, or modify, renew or extend any Loan except for Loans made, acquired, renewed or extended in the ordinary course of business consistent with past practice and in compliance with its Subsidiaries’ loan policies and underwriting guidelines and standards as in effect as of the date of this Agreement; (iii) make or acquire, or modify, renew or extend any Loan (A) in the case of new Loans (other than unsecured Loans), if immediately after making the Loan the Person obtaining the Loan and the Person’s Affiliates would have debt owed to Company or any of its Subsidiaries that is, in the aggregate, in excess of $25,000,000 or any new Loan that causes the aggregate credit exposure to exceed $50,000,000, (B) in the case of the modification, renewal, or extension of any Loan (other than unsecured Loans) outstanding as of the date of this Agreement, if immediately after the modification, renewal, or extension of the Loan the Person obtaining the modification, renewal, or extension of the Loan and the Person’s Affiliates would have an aggregate credit exposure to Company or any of its Subsidiaries that is, in excess of $50,000,000, (C) in the case of new unsecured Loans, or the modification, renewal, or extension of any unsecured Loan outstanding as of the date of this Agreement, if immediately after making the new unsecured Loan or immediately after the modification, renewal or extension of the unsecured Loan the Person obtaining the new unsecured Loan or the modification, renewal or extension of the unsecured Loan and the Person’s Affiliates would have unsecured debt owed to Company or any of its Subsidiaries that is, in the aggregate, in excess of $5,000,000, or (D) that is in excess of $5,000,000 and that is classified by Company Bank as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, in each case, except pursuant to existing commitments entered into prior to the date hereof; provided that in the case of each of items (i) – (ii) above Purchaser shall be required to respond to any request for a consent to make or modify such Loan or extension of credit in writing within two (2) business days after the loan package is delivered to Purchaser, and Purchaser’s failure to respond within such period shall be deemed to constitute consent pursuant to this Section 4.01(q). (r) Investment Securities Portfolio. Restructure or materially change its investment securities portfolio or its portfolio duration, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or invest in any mortgage-backed or mortgage- related securities which would be considered “high risk” securities under applicable regulatory pronouncements; provided, that nothing herein shall prohibit Company and its Subsidiaries from maintaining and monitoring its securities portfolio (i) in the ordinary course of business consistent with its investment policies or (ii) as may be required by GAAP or policies imposed by a Governmental Authority. (s) Intellectual Property. Except for non-exclusive licenses and the expiration of Intellectual Property in the ordinary course consistent with past practice, sell, assign, dispose of, abandon, allow to expire, license or transfer any material Intellectual Property of Company and its Subsidiaries. (t) Taxes. (i) Fail to prepare or file or cause to be prepared or filed in a timely manner consistent with past practice all Tax Returns that are required to be filed (with extensions) at or

24 before the Effective Time, (ii) fail to timely pay any Tax due (whether or not required to be shown on any such Tax Returns), or (iii) make, change or revoke any material Tax election or material Tax accounting method, file any amended Tax Return, settle any material Tax claim or assessment or consent to the extension or waiver of any statute of limitations with respect to a material amount of Taxes (or offer or agree to do any of the foregoing or surrender its rights to do any of the foregoing or to claim any refund of material Taxes), in each case, unless otherwise required by applicable law. (u) Offices and Facilities. Open, close or relocate any branch office, loan production office or other significant office or operations facility of Company or its Subsidiaries at which business is conducted. (v) Interest Rates. Increase or decrease the rate of interest paid on time deposits or certificates of deposit, except in a manner consistent with past practices in relation to rates prevailing in the relevant market. (w) Foreclosures. Except for loans with an outstanding principal balance of less than $500,000, foreclose upon or otherwise cause Company or any of its Subsidiaries to take title to or possession or control of any real property or entity of a commercial property of one or more acres, without first obtaining a Phase I thereon. (x) Deposit Liabilities. Other than in the ordinary course consistent with past practice, modify, amend, terminate or adopt new, deposit pricing practices or strategies, of the Company or its Subsidiaries. (y) Reorganization 368(a). Not take, or fail to take, any action that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. (z) Commitments. Agree to take, make any commitment to take, or adopt any resolutions of Company Board in support of, any of the actions restricted by this Section 4.01. Section 4.02 Forbearances of Purchaser. From the date hereof until the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement or as set forth in Section 4.02 of the Purchaser Disclosure Schedule, as required by law or regulation or by any Governmental Authority or required by an applicable Regulatory Order, without the prior written consent of Company (such consent not to be unreasonably withheld, conditioned or delayed), Purchaser shall not, and shall cause its Subsidiaries not to: (a) Governing Documents. Except in connection with the Citizens Merger, amend the Purchaser Articles, the Purchaser Regulations, or the comparable organizational and governing documents of its Subsidiaries in a manner that would adversely affect the economic value of the Merger Consideration or materially and adversely affect the holders of Company Common Stock, relative to the existing holders of Purchaser Common Stock. (b) Liquidation. Adopt or publicly propose a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, in each case, of Purchaser.

25 (c) Reorganization 368(a). Take, or fail to take, any action that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. (d) Adverse Actions. Take any action that is reasonably expected to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in a manner that would cause the closing conditions in Section 7.03 not to be satisfied, (ii) any of the conditions of the Merger set forth in Article VII not being satisfied, or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law. (e) Dilution and Capital Structure. Adjust, split, combine or reclassify any shares of Purchaser capital stock, or declare or pay any extraordinary or special dividend or distribution thereon. (f) Material Transactions. Except in connection with the Citizens Merger, acquire or agree to acquire all or a material portion of the assets, business, deposits or properties of any other Person, or enter into any contract or agreement relative to a merger, consolidation, or share exchange, in each case, if such transaction would reasonably be expected to materially delay or impede the receipt of any Requisite Regulatory Approvals or the closing of the Merger. (g) Dividend Record Dates and Payment Dates. Except as set forth in Section 4.02(g) of the Purchaser Disclosure Schedule, Purchaser shall not change, accelerate, delay or otherwise modify the record date or the payment date for any regular quarterly dividend on Purchaser Common Stock in a manner that is inconsistent with past practice or that would reasonably be expected to affect the economic value of the Merger Consideration to be received by the holders of Company Common Stock. (h) Commitments. Agree to take, make any commitment to take, or adopt any resolutions of Purchaser Board in support of, any of the actions restricted by this Section 4.02. ARTICLE V Representations and Warranties Section 5.01 Representations and Warranties of Company. Except (a) as disclosed in the disclosure schedule delivered by Company to Purchaser concurrently herewith (the “Company Disclosure Schedule”); provided that (i) the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Company that such item represents a material exception or fact, event or circumstance or that such item is reasonably expected to result in a Material Adverse Effect and (ii) any disclosures made with respect to a section of Section 5.01 shall be deemed to qualify (A) any other section of Section 5.01 specifically referenced or cross-referenced in such disclosure and (B) any other sections of Section 5.01 to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections), or (b) as disclosed in any of Company’s SEC Reports filed with or furnished to the SEC by Company since January 1, 2025, and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other

26 statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), and except with respect to matters that relate to the representations and warranties contained in Sections 5.01(a), 5.01(b)(i), 5.01(c)(ii), and 5.01(k), Company hereby represents and warrants to Purchaser as follows: (a) Organization, Standing and Authority. (i) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and is a bank holding company duly registered with the FRB under the BHCA. Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted in all material respects. Company is duly qualified to do business and is in good standing in any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. Section 5.01(a)(i) of the Company Disclosure Schedule sets forth the foreign jurisdictions in which Company conducts business. (ii) Except, in the case of clauses (B) and (C) only, as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Company, each Subsidiary of Company (A) is duly organized and validly existing under the laws of its jurisdiction of organization, (B) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing and (C) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of Company to pay dividends or distributions, except, in the case of a Subsidiary that is an insured depository institution, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of Company Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the Knowledge of Company, threatened. Section 5.01(a)(ii) of the Company Disclosure Schedule sets forth a true and complete list of all Subsidiaries of Company as of the date hereof. (b) Capital Structure of Company.1 (i) As of the close of business on September 28, 2026 (the “Capitalization Date”), the authorized capital stock of Company consists of (A) 1 D&S NTD: Please update accordingly in preparation for signing. Let us know if a different date is needed.

27 50,000,000 Company Common Stock, comprised of (1) 49,000,000 common stock, of which 16,295,949 shares are issued and outstanding and (B) 1,000,000 shares of preferred stock, with $0.01 par value, of which no shares are issued and outstanding (“Company Preferred Stock”). The Company Common Stock and Company Preferred Stock are collectively referred to herein as “Company Stock.” As of the Capitalization Date, there are: (A) no shares of Treasury Shares held by Company or otherwise owned by Company or its Subsidiaries; and (B) 2,020,000 Company Common Stock reserved for issuance pursuant to the Company Equity Incentive Plan (of which, collectively, 747,446 shares are subject to outstanding Company Options and Company Restricted Stock Awards at the Capitalization Date). No shares of Company Preferred Stock are issued and outstanding or reserved for issuance. All of the issued and outstanding shares of Company Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for changes since the Capitalization Date resulting from the exercise or settlement of Company Options outstanding on the Capitalization Date, Company does not have, and is not bound by, any other outstanding or issued stock awards, restricted stock, restricted stock units or any other similar instruments or Rights with respect to any shares of Company Stock. (ii) The Company Restricted Stock Awards and the Company Options issued pursuant to the Company Equity Incentive Plan have been granted in compliance in all material respects with the terms of the applicable Company Restricted Stock Award, Company Equity Incentive Plan and all applicable laws. Company has made available to Purchaser a true, correct and complete list of each Company Restricted Stock Award and Company Option outstanding as of the Capitalization Date, setting forth to the extent applicable, the internal tracking number of each recipient, the date of grant, the number of shares subject to each such award, the vesting schedule, and the price at which each such option may be exercised. To the Knowledge of Company, the exercise price of each Company Option is no less than the fair market value of a share of Company Common Stock determined on the date of grant of such stock option (and as of any later modification thereof within the meaning of Section 409A of the Code). Each Company Option intended to qualify as an “incentive stock option” under Section 422 of the Code has been structured in all material respects to meet the requirements thereof. (iii) Neither Company nor any of its Subsidiaries have any authorized, issued, or outstanding bonds, debentures, notes or other indebtedness for which the holders thereof have the right to vote (or which are convertible into or exercisable for securities having the right to vote) on any matters on which the shareholders have the right to vote. There are no registration rights, and there is no voting trust, proxy, rights agreement, “poison pill” anti-takeover plan or other agreement or understanding to which Company is a party or by which it is bound with respect to any equity security of any class of Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

28 (iv) Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Company Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to bank Subsidiaries, as provided under 12 U.S.C. §55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Company Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. (c) Authority; No Violation. (i) Company has full corporate power and authority to execute and deliver this Agreement and, subject to shareholder approval and other actions described below, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Parent Merger and the Subsidiary Bank Merger have been duly and validly approved by the Company Board. The Company Board, at a meeting duly called and held, has (i) unanimously determined that this Agreement and the Parent Merger are advisable and in the best interests of the Company, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Parent Merger, and (iii) directed that this Agreement and the Parent Merger be submitted to the shareholders of the Company for approval at the Company Meeting, and, subject to Section 6.06, resolved to recommend that the shareholders of the Company vote in favor of the approval and adoption of this Agreement and the Parent Merger. Except for the approval of this Agreement and the Parent Merger by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote (the “Requisite Company Vote”), and the adoption and approval of the Subsidiary Bank Merger Agreement by Company as sole shareholder of Company Bank, no other corporate action or corporate proceedings on the part of Company is necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Company and (assuming due authorization, execution and delivery by Purchaser) constitutes a valid and binding obligation of Company, enforceable against Company in accordance with its terms (except in all cases as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies). (ii) Neither the execution and delivery of this Agreement by Company nor the consummation by Company of the transactions contemplated hereby, including the Parent Merger and the Subsidiary Bank Merger, nor compliance by Company with any of the terms or provisions hereof, will (A) violate any provision of the Company Articles or Company Bylaws or (B) assuming that the consents

29 and approvals referred to in Section 5.01(d) are duly obtained, (1) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Company, or any Company Subsidiaries, or any of their respective properties or assets, or (2) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or payments, rebates, or reimbursements required under, or result in the creation of any Lien upon any of the respective properties or assets of Company or any Company Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Company or any Company Subsidiary is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (2) above) for such violations, conflicts, breaches, or defaults which would, either individually or in the aggregate be expected to be material to Company and its Subsidiaries taken as a whole. (d) Consents and Regulatory Approvals. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority are required to be made or obtained by Company or any of its Subsidiaries in connection with the execution, delivery or performance by Company of this Agreement or the consummation of the transactions contemplated hereby, including the Merger, except for (A) the filings of applications, waivers or notices, as applicable, with Regulatory Authorities to approve the transactions contemplated by the Agreement listed on Section 5.01(d)(i) of the Company Disclosure Schedule or Section 5.02(d)(i) of the Purchaser Disclosure Schedule, (B) the filing with the SEC and declaration of effectiveness of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act including the joint proxy statement/prospectus (the “Proxy Statement/Prospectus”) relating to the meeting, including any adjournments or postponements thereof, of Company shareholders and Purchaser shareholders to be held in connection with this Agreement and the Merger (the “Company Meeting” and the “Purchaser Meeting”, as applicable), (C) Requisite Company Vote and Requisite Purchaser Vote, (D) the filing of the certificate of merger with the OSS and articles of merger with the SDAT, and filing the Subsidiary Bank Merger Certificates, (E) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Purchaser Common Stock pursuant to this Agreement and the approval of the listing of such Purchaser Common Stock (or depositary shares in respect thereof) on the NASDAQ – Global Select Market®, and (F) such other consents, approvals, filings, or registrations the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

30 (ii) To Company’s Knowledge, as of the date hereof, there is no reason why the Requisite Regulatory Approvals will not be received in order to permit the consummation of the Merger on a timely basis. (iii) As of the date hereof, there is no dispute or other proceeding pending between Company or Company Bank or any of their Subsidiaries and any community groups relating to Company or Company Bank, and, to Company’s Knowledge, no such dispute or other proceeding has been threatened, in each case, that could reasonably be expected to materially delay the receipt of, or impair the ability to obtain, any regulatory approval required to be obtained by Purchaser to consummate the transactions contemplated by this Agreement. (e) SEC Reports. (i) Since January 1, 2023, Company has timely filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that it was required to file with the SEC, and all such reports, registration statements, proxy statements, other materials and amendments have complied with all legal requirements relating thereto, and has paid all fees and assessments due and payable in connection therewith, except where failure to timely file, comply with legal requirements, and pay fees, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company. (ii) An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by Company pursuant to the Securities Act or the Exchange Act prior to the date of this Agreement (the “Company’s SEC Reports”) is publicly available. No such Company’s SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), and considering all amendments to any of Company’s SEC Reports filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Company’s SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). As of the date hereof, there are no outstanding written comments from or unresolved issues raised by the SEC with respect to any of Company’s SEC Reports. (f) Financial Statements; Material Adverse Effect; Internal Controls.

31 (i) The financial statements of Company and its Subsidiaries included (or incorporated by reference) in Company’s SEC Reports (including the related notes, where applicable) (A) have been prepared from, and are in accordance with, the books and records of Company and its Subsidiaries, (B) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), (C) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (D) have been prepared in accordance with GAAP, consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. As of the date hereof, the books and records of Company and its Subsidiaries have been maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. As of the date hereof, Crowe LLP has not resigned (or informed Company that it intends to resign) or been dismissed as independent public accountants of Company as a result of or in connection with any disagreements with Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. (ii) Except as would not, either individually or in the aggregate, be material to Company and its Subsidiaries, taken as a whole, neither Company nor any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever, except for (A) those liabilities that are reflected or reserved against on the consolidated balance sheet of Company included in its Annual Report on Form 10-K for fiscal year ended December 31, 2025 (including any notes thereto) or any subsequent Quarterly Report on Form 10-Q filed prior to the date hereof, (B) liabilities incurred in the ordinary course of business consistent in nature and amount with past practice since December 31, 2025, and (C) in connection with this Agreement and the transactions contemplated hereby. (iii) Since December 31, 2025, (A) Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course consistent with past practice, and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events is reasonably expected to have a Material Adverse Effect with respect to Company or any of its Subsidiaries. (iv) Company and each of its Subsidiaries maintains a system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and

32 communicated to Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Company required under the Exchange Act with respect to such reports. Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to Company’s outside auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would be reasonably expected to adversely affect Company’s ability to accurately record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls over financial reporting. Since December 31, 2025, neither Company, its Subsidiaries nor, to the Knowledge of Company, any director, officer, employee, auditor, accountant or representative of Company or its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Company or its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Company or its Subsidiaries has engaged in questionable accounting or auditing practices. (g) Litigation. There is no suit, action, investigation, claim, proceeding or review pending, or to Company’s Knowledge, threatened against or affecting it or any of its Subsidiaries or any of the current or former directors or executive officers of it or any of its Subsidiaries (in their capacities as such) (i) that involves a Governmental Authority, or (ii) that, individually or in the aggregate, is (A) reasonably expected to have a Material Adverse Effect on Company, or is reasonably expected to result in a material restriction on its or any of its Subsidiaries’ businesses or, after the Effective Time, the business of Purchaser or any of its Affiliates, or (B) reasonably expected to materially prevent or delay it from performing its obligations under, or consummating the transactions contemplated by, this Agreement. There is no injunction, order, award, judgment, settlement, decree or regulatory restriction imposed upon or entered into by Company, any of its Subsidiaries or the assets of it or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to Purchaser or any of its Affiliates) that is or could reasonably be expected to be material to Company and its Subsidiaries, taken as a whole. (h) Regulatory Matters. (i) Neither Company nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any order, decree, formal or informal agreement, memorandum of understanding or similar arrangement with, or a commitment letter, board resolution or similar submission to, or extraordinary supervisory letter (any of the foregoing, a “Regulatory Order”) from any Regulatory Authority. (ii) Neither Company nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting any such Regulatory Order, decree, formal or informal agreement,

33 memorandum of understanding, commitment letter, board resolution, supervisory letter or similar submission. (i) Compliance with Laws. Company, and each of the Company Subsidiaries, hold, and have held at all times since January 1, 2023, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where the failure to hold such license, franchise, permit or authorization or to pay such fees or assessments has not had and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Company. To the Knowledge of Company, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened by the relevant Governmental Authority. Company and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any applicable law, statute, order, rule, or regulation of any Governmental Authority relating to Company or any of the Company Subsidiaries, including without limitation all laws related to data protection or privacy, data breach or Security Incident notification, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer Loans. (j) Material Contracts; Defaults. (i) Neither Company nor any of its Subsidiaries is a party to or is bound by any contract or agreement (whether written or verbal) of the following types as of the date of this Agreement, and no such contract or agreement is presently being negotiated or discussed: (A) any contract involving commitments to others to make capital expenditures or purchases or sales in excess of $1,000,000 in any period of twelve (12) consecutive months; (B) any contract relating to any direct or indirect indebtedness of Company or any of its Subsidiaries for borrowed money (including loan agreements, lease purchase arrangements, guarantees, agreements to purchase goods or services or to supply funds or other undertakings relating to the extension of credit), or any conditional sales contracts, equipment lease agreements and other security arrangements with respect to personal property with an obligation in excess of $250,000 in any period of twelve (12) consecutive months (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the

34 Federal Home Loan Bank and securities sold under agreements to repurchase, in each case incurred in the ordinary course of business); (C) any employment, severance, consulting or management services contract with any director or executive officer of Company or any of its Subsidiaries which provides for annual payments (excluding commissions) of more than $200,000; (D) any contract containing covenants limiting the freedom of Company or any of its Subsidiaries to compete in any line of business or with any Person or in any area or territory; (E) any partnership, joint venture, limited liability company arrangement or other similar agreement; (F) any profit sharing, phantom stock award, stock option, stock purchase, stock appreciation, deferred compensation, issuance, or other plan or arrangement for the benefit of Company’s or any of its Subsidiaries’ current or former directors, officers, employees or consultants; (G) any material license agreement, either as licensor or licensee, or any other contract of any type relating to any material Intellectual Property, except for license agreements relating to off-the-shelf software or software components pursuant to a non-negotiable standard form or “shrink wrap” license agreement; (H) any contract with any insider of Company or any of its Subsidiaries or any arrangement under which Company or any of its Subsidiaries has advanced or loaned any amount to any of their respective insiders or immediate family member of any insider (the terms “insider” and “immediate family member” have the meanings given to them under Regulation O (12 C.F.R. Part 215) as promulgated by the FRB); (I) any contract, whether exclusive or otherwise, with any sales agent, representative, franchisee or distributor; (J) other than this Agreement and any ancillary agreements being executed in connection with this Agreement, any contract providing for the acquisition or disposition of any portion of the assets, properties or securities of Company or any of its Subsidiaries; (K) any contract that requires the payment of royalties; (L) any contract pursuant to which Company or any of its Subsidiaries has any obligation to share revenues or profits derived from Company or any of its Subsidiaries with any other Person;

35 (M) any contract between (i) Company or any of its Subsidiaries, on the one hand, and any officer, director, employee or consultant of Company or any of its Subsidiaries, on the other hand, and (ii) Company or any of its Subsidiaries, on the one hand, and any Associate or other Affiliate of any director, officer, employee or consultant of Company or any of its Subsidiaries, on the other hand; (N) any contract that is a “material contract” (as defined in Item 601(b)(10) of Regulation S-K of the SEC); and (O) any other legally binding contract not of the type covered by any of the other items of this Section 5.01(j) involving money or property and having an obligation in excess of $1,000,000 in the aggregate in any period of twelve (12) consecutive months or which is otherwise not in the ordinary and usual course of business. (ii) “Material Contracts” shall mean those contracts on the Company Disclosure Schedule listed under Section 5.01(j)(i). True, complete and correct copies of all of the Material Contracts have been made available to Purchaser. All of the Material Contracts are in full force and effect and are legal, valid, binding and enforceable in accordance with their terms (A) as to Company or any of its Subsidiaries, as the case may be, and (B) to the Knowledge of Company, as to the other parties to such Material Contracts. To the Knowledge of Company, each other party to the Material Contracts, has performed and is performing all material obligations, conditions and covenants required to be performed by it under the Material Contracts. Except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company, neither Company nor its Subsidiaries, and to the Knowledge of Company, no other party, is in violation, breach or default of any obligation, condition or covenant under any of the Material Contracts. Neither Company nor its Subsidiaries, and to the Knowledge of Company, no other party, has received any notice that any of the Material Contracts will be terminated or will not be renewed. Neither Company nor any of its Subsidiaries has received from or given to any other Person any notice of default or other violation under any of the Material Contracts, nor, to the Knowledge of Company, does any condition exist or has any event occurred which with notice or lapse of time or both would constitute a default under any of the Material Contracts. (k) Brokerage and Finder’s Fees. Neither Company nor any of its Subsidiaries has engaged or employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder’s fee, commission or other similar form of compensation (including any break-up or termination fee) in connection with this Agreement or the transactions contemplated hereby. (l) Employee Benefit Plans; Employee Matters. (i) Section 5.01(l) of the Company Disclosure Schedule contains a complete and accurate list of all salary, commissions, bonus, equity, incentive,

36 deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, restricted stock unit, stock option, severance, welfare, fringe benefit or other benefit plans, programs or arrangements, and all employment, retention, change in control, salary continuation, severance or other similar contracts or agreements, and all similar practices, policies and arrangements, whether written or unwritten, that are currently effective (including frozen plans) or were in effect at any time in the previous five (5) years, in which any employee or former employee (the “Employees”), consultant or former consultant (the “Consultants”) or director or former director (the “Directors”) of Company, any of its Subsidiaries or any ERISA Affiliate participates, or to which any such Employees, Consultants or Directors are a party or which is sponsored, maintained or contributed to by Company, its Subsidiaries or any ERISA Affiliate or under which Company, its Subsidiaries or any ERISA Affiliate has any present or future liability (the “Compensation and Benefit Plans”). Neither Company nor any of its Subsidiaries nor any ERISA Affiliate has any commitment to create any additional Compensation and Benefit Plan or to terminate, modify or change any existing Compensation and Benefit Plan except as contemplated under this Agreement. No Compensation and Benefit Plan holds any Company Common Stock. (ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (“IRS”) or has been adopted on a pre-approved plan which is the subject of a favorable opinion letter from the IRS on which the plan sponsor of such plan is entitled to rely, and no circumstances exist which are likely to result in revocation of any such favorable determination letter or opinion letter. There is no pending or, to the Knowledge of Company, threatened legal action, suit or claim relating to the Compensation and Benefit Plans. Neither Company nor any of its Subsidiaries nor any ERISA Affiliate has engaged in a transaction, taken or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Company, any of its Subsidiaries or any ERISA Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA. No event has occurred or circumstance exists that could result in a material increase in premium cost of a Compensation and Benefit Plan that is insured, or a material increase in benefit cost of such Compensation and Benefit Plans that are self-insured. (iii) None of the Compensation and Benefit Plans are, and none of Company, its Subsidiaries or any ERISA Affiliate has at any time sponsored,

37 maintained, contributed to or had any liability with respect to any plan that is (A) subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (B) a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA, (C) a “multiple employer plan” within the meaning of Section 413(c) of the Code, or (D) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. No liability under Title IV of ERISA has been, or is expected to be, incurred by Company, any of its Subsidiaries or any ERISA Affiliate. No notice of a “reportable event,” within the meaning of Section 4043 of ERISA, has been required to be filed for any Compensation and Benefit Plan. To the Knowledge of Company, there is no pending investigation or enforcement action by the U.S. Department of Labor, the IRS or any other Governmental Authority with respect to any Compensation and Benefit Plan. There does not exist, nor do any circumstances exist that could result in, any Controlled Group Liability of Company or any of its Subsidiaries now or following the Closing. (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or any employee benefit arrangements under any collective bargaining agreement to which Company or any of its Subsidiaries was or is a party, and all premiums due or payable with respect to insurance policies funding any Compensation and Benefit Plan have been timely made or have been reflected on financial statements in Company’s SEC Reports. (v) Neither Company nor any of its Subsidiaries has any obligations to provide post-employment health or life insurance or other post-employment death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code or similar state law, and each Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder. There has been no communication to Employees by Company or its Subsidiaries that would reasonably be expected to promise or guarantee such Employees’ post- employment health or life insurance or other post-employment death benefits on a permanent basis. (vi) Neither Company, any of its Subsidiaries nor any ERISA Affiliate maintains any Compensation and Benefit Plans covering leased or foreign (i.e., non-United States) Employees, independent contractors or non-employees. (vii) With respect to each Compensation and Benefit Plan, if applicable, Company has provided to Purchaser, true and complete copies of existing (A) Compensation and Benefit Plan documents and amendments thereto, including a written description of any Compensation and Benefit Plan or any other employee benefit obligation that is not otherwise in writing, and all board actions approving the same, (B) trust instruments, insurance contracts, including renewal notices, and other funding instruments, (C) the three most recent Forms 5500 filed with the IRS (including all schedules thereto and the opinions of independent accountants), (D) the most recent actuarial report and financial statement, (E) the most recent summary plan description, wrap document and summaries of material modifications, (F) any notices to or from the IRS, Department of Labor or the

38 Pension Benefit Guaranty Corporation or forms filed with the Pension Benefit Guaranty Corporation (other than for premium payments), (G) the most recent determination letter or opinion letter issued by the IRS, (H) any Form 5310 or Form 5330 filed with the IRS, (I) the most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests), (J) all contracts with third party administrators, actuaries, investment managers, compensation consultants and other independent contractors that relate to a Compensation and Benefit Plan, and (K) copies of all material correspondence or other communications with any Governmental Authority. (viii) Except as expressly contemplated by this Agreement, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement would, directly or indirectly (including, without limitation, as a result of any termination of employment or other event prior to or following the Effective Time) (A) entitle any Employee, Consultant or Director to any payment or benefit (including but not limited to severance pay, retention bonuses, change in control benefits, forgiveness of indebtedness or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan, or (C) result in any material increase in benefits payable under, or any other obligation pursuant to, under any Compensation and Benefit Plan. (ix) Neither Company, any of its Subsidiaries nor any ERISA Affiliate maintains any compensation plans, programs or arrangements the benefits or payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the Treasury regulations issued thereunder. (x) Neither the execution of this Agreement nor the consummation of any of the transactions contemplated by this Agreement (individually or in connection with any other event), will result in any benefit or payment of any amount that would, individually or in combination with any other such benefit or payment, be characterized as an “excess parachute payment” to an individual who is a “disqualified individual” (as such terms are defined in Section 280G of the Code and applicable regulations thereunder) or which would violate 12 U.S.C. Section 1828(k) or regulations thereunder. (xi) (i) Company and each of its Subsidiaries are, and have been since January 1, 2023, in all material respects in compliance with all applicable federal, state and local laws, regulations, ordinances and rulings respecting employment and employment practices, terms and conditions of employment, and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, (ii) neither Company nor any of its Subsidiaries are engaged in any unfair labor practice or other employment and/or wage-related policy, practice or action in violation in any material respect of any federal, state or local law, regulation, ordinance or ruling, including without limitation those related to wages and hours under the Fair Labor Standards Act

39 (FLSA), and (iii) there is no unfair labor practice or employment-related complaint against Company or any of its Subsidiaries pending or, to the Knowledge of Company, threatened before any state or federal court, the National Labor Relations Board, the Equal Employment Opportunity Commission (EEOC) or any other federal, state or local administrative body relating to employment or employment- related policies, practices or conditions. (xii) Each Compensation and Benefit Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) complies with and has been established, documented, operated and maintained in form and operation, in accordance with Section 409A of the Code and the Treasury Regulations and other official guidance issued thereunder and no amounts under any such nonqualified deferred compensation plan is or has been subject to the interest and additional tax set forth under Section 409A(a)(1)(B) of the Code. Neither Company nor any of its Subsidiaries has any actual or potential obligation to indemnify, reimburse or otherwise gross-up any Person for any taxes, interest or penalties that may be imposed, incurred or accelerated under Section 409A or 4999 of the Code. (xiii) None of Company or its Subsidiaries, and, to the Knowledge of Company, no other Person, has (A) engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Compensation and Benefit Plans or their related trusts, or Company or any of its Subsidiaries, to any material Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA, or (B) any obligation to indemnify any Person in connection therewith. (xiv) Company and each of its Subsidiaries have at all times complied with the requirements of Section 4980H of the Code. No condition exists that could cause Company or any of its Subsidiaries to have any Tax, liability, penalty or payment imposed against it pursuant to Section 4980H of the Code with respect to periods prior to the Effective Time. Company and each of its Subsidiaries have maintained records that are sufficient to satisfy the reporting requirements under Sections 6055 and 6056 of the Code, to the extent required. (m) Labor and Employment Matters. Neither Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Company, or any of its Subsidiaries, the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Company or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to Company’s Knowledge, threatened, nor to Company’s Knowledge is there any activity involving the Company’s or any of its Subsidiaries’ employees seeking to certify a collective bargaining unit or engaging in other organizational activity. Company and its Subsidiaries are, and since January 1, 2025 have been, in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of

40 employment, wages and hours, classification of employees as independent contractors, privacy rights, labor disputes, employment discrimination, sexual or racial harassment or discrimination, retaliation, immigration, family and medical leave, occupational safety and health, and laws in respect to reductions in force. (n) Takeover Laws. Company has taken all action required to be taken by Company in order to exempt this Agreement, the Support Agreements and the transactions contemplated hereby and thereby from, (i) the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other anti-takeover laws and regulations of the State of Maryland including Title 3 Subtitles 6 through 8 of the MGCL (“Takeover Laws”), and (ii) any applicable provisions of the Company Articles, the Company Bylaws and/or the governing documents of any Company Subsidiary. (o) Environmental Matters. Neither the conduct, the operation of Company, or any of its Subsidiaries, nor any condition of any real property listed on Section 5.01(s) of the Company Disclosure Schedules violates Environmental Laws. To Company’s Knowledge, no condition exists or has existed, or event has occurred with respect to the Company or the real property listed on Section 5.01(s) of the Company Disclosure Schedule, that is reasonably expected to result in liability for the Company under Environmental Laws. Neither Company nor any of its Subsidiaries has received any notice from any Governmental Authority that Company, its Subsidiaries, or the operation or condition of any property ever owned, leased, or operated, or are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Hazardous Materials at, on, beneath, or originating from any such property. Notwithstanding any other provision set forth in Article V of this Agreement, the representations and warranties set forth in this Section 5.01(o) are the only representations and warranties that Company is making to Purchaser related to compliance with Environmental Laws or any other environmental matter. (p) Tax Matters. (i) (A) All Tax Returns that were or are required to be filed by or with respect to Company and its Subsidiaries have been duly and timely filed, or an appropriate extension has been granted, and all such Tax Returns are true, correct and complete in all material respects, (B) all Taxes due (whether or not required to be shown to be due on the Tax Returns referred to in clause (i)(A) of this Section 5.01(p)) have been paid in full, and (C) no unexpired waivers of statutes of limitation have been given by or requested with respect to any Taxes of Company or its Subsidiaries. Company has made available to Purchaser true and correct copies of the United States federal income Tax Returns filed by Company and its Subsidiaries for each of the three most recent fiscal years. Neither Company nor any of its Subsidiaries has any liability with respect to any Taxes in excess of the amounts accrued with respect thereto that are reflected in the financial statements in Company’s SEC Reports or that have arisen in the ordinary and usual course of business since December 31, 2022. The accruals and reserves for Taxes reflected in financial statements in Company’s SEC Reports are adequate for the periods covered. There are no Liens for Taxes upon the assets of Company or any of its Subsidiaries other than Liens for current Taxes not yet due and payable.

41 (ii) At no time during the past five (5) years has Company been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. (iii) Company and its Subsidiaries have withheld or collected and paid over to the appropriate Governmental Authorities, or are properly holding for such payment, all Taxes required by law to be withheld or collected, in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor, or other third party, and has complied with all information reporting regimes relating to Taxes in all material respects. (iv) No written claim has ever been made by any Governmental Authority in a jurisdiction where Company or any of its Subsidiaries do not file Tax Returns that Company, or any of its Subsidiaries, is or may be subject to taxation by that jurisdiction that remains unresolved, nor is there any factual basis for any such claim. (v) Neither Company nor any of its Subsidiaries has applied for any ruling from any Governmental Authority with respect to Taxes nor entered into a closing agreement (or similar arrangement) with any Governmental Authority. (vi) Neither Company nor any of its Subsidiaries has been audited by any Governmental Authority for taxable years ending on or subsequent to December 31, 2021. Neither Company nor its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and no Tax audit or administrative or judicial Tax proceedings of any Governmental Authority are pending or being conducted with respect to Company or any of its Subsidiaries and, to the Knowledge of Company, no such audit or other proceeding has been threatened in writing. (vii) Neither Company nor any of its Subsidiaries (A) is a party to any Tax allocation or sharing agreement (other than a tax allocation agreement between and among Company and its Subsidiaries), (B) has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which Company is or was the common parent corporation (the “Company Group”), or (C) has any liability for the Taxes of any Person (other than members of the Company Group) as a transferee or successor, by contract, or otherwise. (viii) Neither Company nor any of its Subsidiaries has agreed to any extension of time (other than any automatic extensions) with respect to any Tax Return or a Tax assessment or deficiency, and no such extension of time has been requested. (ix) Neither Company nor any of its Subsidiaries has agreed, nor is it required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect its liability for Taxes.

42 (x) There are no joint ventures, partnerships, limited liability companies, or other arrangements or contracts to which Company or its Subsidiaries is a party that are treated as partnerships for Tax purposes. (xi) Neither Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of “excess parachute payments” within the meaning of Section 280G of the Code. (xii) Neither Company nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355 of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” within the meaning of Section 355 of the Code. (xiii) Neither Company nor any of its Subsidiaries has participated in or has been a material advisor with respect to a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1). (q) Risk Management Instruments. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company, all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative or risk management arrangements (whether entered into for Company’s own account, its Subsidiaries or for the account of one or more of its customers) were entered into in the ordinary course of business and in accordance with prudent banking practice and applicable law and with counterparties believed to be financially responsible at the time, and are in full force and effect and constitute valid and legally binding obligations of Company or its Subsidiaries enforceable in accordance with their terms. Neither Company nor any of its Subsidiaries, nor to the Knowledge of Company any other party thereto, is in breach of or default under any such agreement or arrangement in any material respect. (r) Insurance. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Company, (A) Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as is prudent in accordance with safe and sound industry practices; (B) all such insurance policies are in full force and effect, Company and its Subsidiaries are not in default thereunder, and all claims thereunder have been filed in due and timely fashion; and (C) all pending and threatened claims against Company and its Subsidiaries, have been reported to Company’s insurers in compliance with applicable policies. (s) Title to Real Property and Assets. (i) Section 5.01(s) of the Company Disclosure Schedule lists and describes all real property, and any leasehold interest in real property, owned or held by Company or its Subsidiaries. Company and its Subsidiaries have good and marketable title, free and clear of all Liens, to all of the properties and assets, real and personal, reflected on the financial statements in Company’s SEC Reports as

43 being owned by Company as of December 31, 2025, or acquired after such date, except (A) statutory Liens for amounts not yet due and payable, (B) pledges to secure deposits and other Liens incurred in the ordinary course of banking business, (C) with respect to real property, such imperfections of title, easements, encumbrances, Liens, charges, defaults or equitable interests, if any, as do not adversely affect the use of properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (D) dispositions and encumbrances in the ordinary course of business. (ii) Each lease agreement set forth on Section 5.01(s) of the Company Disclosure Schedule is valid, legally binding, in full force and effect, and enforceable in accordance with its terms. There is not under any such lease agreements any monetary nor material non-monetary default by Company or its Subsidiaries, or to the Knowledge of Company, of the other party under any such lease agreement, nor any conduct which with notice or lapse of time, or both, would constitute a default. The consummation of the transactions contemplated hereby will not result in a breach or default under any such lease agreements. (iii) To the Company’s Knowledge, the real property owned or leased by Company or its Subsidiaries complies in all material respects with all applicable private agreements, zoning codes, ordinances and requirements and other governmental laws and regulations relating thereto. There are no litigation or condemnation proceedings pending or, to Company’s Knowledge, threatened with respect to any real property owned or leased by Company or its Subsidiaries. All licenses and permits necessary for the occupancy and use of the real property owned or leased by Company or its Subsidiaries, as used in the ordinary course of business consistent with past practice of Company and its Subsidiaries, have been obtained and are in full force and effect, as applicable. All buildings, structures and improvements located on, fixtures contained in, and appurtenances attached to the real property owned or leased by Company or its Subsidiaries are in good condition and repair, subject to normal wear and tear, and no condition exists which materially interferes with the economic value or use thereof. (iv) All leases pursuant to which Company or its Subsidiaries, as lessee, leases personal property (except for leases that have expired by their terms or that Company or its Subsidiaries has agreed to terminate since the date hereof) are valid without default thereunder by the lessee or the lessor. (t) Loans. (i) The allowance for credit losses as reflected on Company’s most recent financial statements filed with the SEC was, in the reasonable opinion of Company’s management, (A) adequate to meet all reasonably anticipated loan and lease losses, net of recoveries related to loans previously charged off as of those dates, (B) consistent with GAAP and reasonable and sound banking practices and (C) in conformance with recommendations and comments in reports of examination in all material respects.

44 (ii) Except as, either individually or in the aggregate, would not reasonably be expected to be material to Company and its Subsidiaries, taken as a whole, each Loan of Company and Company Subsidiaries (A) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (B) to the extent carried on the books and records of Company and Company Subsidiaries as a secured Loan, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (C) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to enforceability as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies. Section 5.01(t) of the Company Disclosure Schedule lists each Loan that has as of the date hereof an outstanding balance of $10,000,000 or more and that (1) is over ninety (90) days or more delinquent in payment of principal or interest, (2) is classified by Company or its Subsidiaries as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, (3) has undergone troubled debt restructuring, or (4) is entirely or predominantly unsecured. (iii) Each outstanding Loan of Company and the Company Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of Company and the Company Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules. (iv) None of the agreements pursuant to which Company or any of the Company Subsidiaries has sold Loans or pools of Loans, or participations in Loans or pools of Loans, contains any obligation to repurchase the Loans or interests therein solely on account of a payment default by the obligor on the Loan (other than first payment defaults and other than mortgage Loans sold to government sponsored entities). (v) There are no outstanding Loans made by Company or any of the Company Subsidiaries to any “executive officer” or other “insider” (as each term is defined in Regulation O promulgated by the FRB) of Company or the Company Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom, which are listed in Section 5.01(t) of the Company Disclosure Schedule. (vi) (A) Neither Company nor any of the Company Subsidiaries is now nor has it ever been since January 1, 2022, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or

45 any reduction in any loan purchase commitment from, any Governmental Authority or Regulatory Authority relating to the origination, sale or servicing of mortgage or consumer Loans, and (B) to Company’s Knowledge, there is no material actual or threatened claim, proceeding or investigation with respect thereto by any Person. (u) Repurchase Agreements. With respect to all material agreements pursuant to which Company or its Subsidiaries has purchased securities subject to an agreement to resell, if any, Company or any of its Subsidiaries, as the case may be, has a valid, perfected first Lien in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and, at the time such repurchase agreement was entered into (or last margined in accordance with its terms), the value of such collateral equals or exceeds the amount of the debt secured thereby. (v) Investment Securities Portfolio. All investment securities held by Company or its Subsidiaries, as reflected in the financial statements in Company’s SEC Reports, are carried in accordance with GAAP consistent with the applicable guidelines issued by the Regulatory Authorities. Company and each of its Subsidiaries, as applicable, have good, valid and marketable title to all securities held by them, respectively, except securities held in any fiduciary or agency capacity, free and clear of any Lien, except as set forth in the financial statements in Company’s SEC Reports and except to the extent any such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of Company or its Subsidiaries. (w) Deposit Insurance. All of the deposits held by Company or any Company Subsidiary (including the records and documentation pertaining to the held deposits) have been established and are held in compliance in all material respects with all applicable laws and all applicable Company policies, practices and procedures. The deposit accounts of Company and any Company Subsidiary are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination or revocation of the insurance are pending or, to Company’s Knowledge, threatened. (x) Intellectual Property; Privacy; Information Security. (i) Company and its Subsidiaries own or have a valid license to use (in each case, free and clear of any Liens other than permitted Liens) all material Intellectual Property necessary to carry on their respective business as it is currently conducted. To Company’s Knowledge, each of Company and its Subsidiaries owns or has a valid license to use and, where applicable, sublicense, the material Intellectual Property that it sells or licenses to third parties in connection with its business operations, in each case subject to the terms and conditions of the applicable license or other agreement. Neither Company nor its Subsidiaries is in material breach under any of its material Intellectual Property licenses. No proceedings have been instituted, or are pending or, to the Knowledge of Company, threatened, in writing that challenge the material rights of Company and/or its Subsidiaries with respect to Intellectual Property used, sold, or licensed by Company and/or its Subsidiaries in the course of its business, or that assert any

46 material ownership interest in such Intellectual Property. To the Knowledge of Company, the conduct of the business of each of Company and its Subsidiaries and the use of material Intellectual Property by each entity does not materially infringe, misappropriate, or otherwise materially violate the Intellectual Property rights of any other Person. No Person has asserted to Company and/or its Subsidiaries in writing that Company and/or its Subsidiaries has materially infringed, misappropriated, or otherwise materially violated the Intellectual Property rights of such Person, which assertion remains pending and unresolved. To Company’s Knowledge, the transactions contemplated by this Agreement will not, solely by reason of the consummation of such transactions, result in the termination or material impairment of the Company’s or its Subsidiaries’ rights under any material license or other agreement relating to Intellectual Property used by Company or its Subsidiaries in the course of its business. At the Effective Time, the trademarks and trade names owned by Company and its Subsidiaries will transfer to, or vest in Purchaser or its applicable Subsidiary by operation of applicable law, subject to any permitted Liens, third-party rights, and applicable agreements. (ii) (A) The computer, information technology and data processing systems, facilities and services used by Company and its Subsidiaries, including all software, hardware, networks, communications facilities, platforms and related systems and services (collectively, the “Systems”), are sufficient in all material respects for the conduct of the respective businesses of Company and its Subsidiaries as currently conducted, and (B) to Company’s Knowledge, the Systems are in good working condition in all material respects and are operating in a manner sufficient to perform the material computing, information technology, and data-processing operations necessary for the operation of the respective businesses of Company and its Subsidiaries as currently conducted, except for ordinary-course maintenance, upgrades, defects, interruptions, outages, and failures that have been or are reasonably capable of being remediated. Neither Company nor any of its Subsidiaries has received any written claim or notice from any party that a Security Incident may have occurred or is being investigated. There have not been any actual, suspected, or alleged claim, and, to Company’s Knowledge, there are no pending written claims related to any such Security Incident and there are no facts or circumstances which could reasonably serve as the basis for any such Security Incident. There are no data security, information security, or other technological vulnerabilities with respect to the Systems that are reasonably expected to adversely impact their operations or cause a Security Incident. Company and its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable safeguards appropriate to the nature, scope, and risk profile of the respective businesses of Company and its Subsidiaries that are designed to protect against material loss, damage, and unauthorized access, use, modification, or other misuse. To Company’s Knowledge, the Systems are free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses, or other software routines that materially permit or cause unauthorized access to, or material disruption, impairment, disablement, or destruction of, software, data, or other materials, excluding any such items introduced by Purchaser or its Affiliates. Each of Company and its Subsidiaries has implemented commercially reasonable backup

47 and disaster recovery policies, procedures, and systems, consistent with generally accepted industry standards and reasonably designed to support the continued operation of the respective businesses of Company and its Subsidiaries in all material respects following a material disruption. Each of Company and its Subsidiaries has implemented and maintained commercially reasonable measures and procedures designed to mitigate the risks of cybersecurity breaches and attacks. Without limiting the generality of the foregoing, Company and its Subsidiaries’ respective information security programs are reasonably designed to (i) identify internal and external risks to the security of Personal Information, Business Data, and Systems; and (ii) implement, monitor and improve commercially reasonable safeguards to control those risks. Company and its Subsidiaries have timely and reasonably remediated and addressed any and all “critical” or “high risk” audit or security assessment findings relating to its implementation of administrative, technical, and physical security measures. To Company’s Knowledge, each of Company’s and its Subsidiaries’ employees who have access to Personal Information, Business Data, or Systems has received information security training reasonably appropriate to such employee’s role and responsibilities, in accordance with Company’s and its Subsidiaries’ applicable policies and procedures. (iii) Each of Company and its Subsidiaries and, to Company’s Knowledge, each material Third Party Service Provider, has at all times complied in all material respects with all applicable Privacy and Information Security Requirements. Company and its Subsidiaries have implemented and maintained in all material respects documented policies and procedures that are reasonably designed to support and help ensure compliance with the Privacy and Information Security Requirements. Each of Company and its Subsidiaries has provided all notices and obtained all consents, and satisfied all other requirements, in each case in all material respects as required under applicable Privacy and Information Security Requirements for the conduct of the business as currently conducted. (iv) Each of Company and its Subsidiaries has contractually obligated all material Third Party Service Providers that process Personal Information of Company or its Subsidiaries or have material access to Systems on behalf of Company or its Subsidiaries to written contractual terms that are commercially reasonable and appropriate to the nature of the services provided relating to the protection and use of Personal Information and Systems, including obligations to (i) comply with applicable Privacy and Information Security Requirements, (ii) implement an appropriate information security program that includes reasonable administrative, technical, and physical safeguards, and (iii) restrict processing of Personal Information of Company and its Subsidiaries and ensure the return or adequate disposal or destruction of Personal Information of Company and its Subsidiaries, in each case to the extent required by applicable Privacy and Information Security Requirements and appropriate to the nature and scope of the applicable services. Each of Company and its Subsidiaries has taken reasonable measures to monitor material Third Party Service Providers’ compliance with their applicable contractual obligations relating to data privacy, cybersecurity or the Processing of Personal Information; provided that Company makes no

48 representation or warranty as to the acts, omissions, security practices, or compliance of any Third Party Service Provider except to the extent arising from Company’s or its Subsidiaries’ failure to take such reasonable measures. (v) There is not currently pending in writing any litigation, investigation, examination, enforcement action, or other proceeding against Company and its Subsidiaries, including by any privacy regulator or other Regulatory Authority, with respect to privacy, cybersecurity, or the Processing of Personal Information, and neither Company nor any Subsidiary have received any written threats of such litigation. (vi) Each of Company and its Subsidiaries has taken commercially reasonable measures to protect the confidentiality of all material trade secrets included in the Intellectual Property owned by them, and, to the Knowledge of Company, such trade secrets have not been disclosed by Company and its Subsidiaries to any Person except pursuant to written confidentiality obligations or in the ordinary course of business to employees, consultants, contractors, service providers, customers, regulators, auditors, financing sources, or other Persons having a legitimate need to know, or as required by applicable law. (vii) To the Knowledge of Company, each current or former employee and each current or former consultant or contractor who has materially contributed to the creation or development of material Intellectual Property owned by Company or its Subsidiaries has executed a written confidentiality and assignment-of-rights agreement for the benefit of Company and/or its Subsidiaries, to the extent permitted by applicable law. To the Knowledge of Company, Company and/or its Subsidiaries own, or have sufficient rights to use in the conduct of their respective businesses as currently conducted, all material Intellectual Property created by such employees, consultants, and contractors in the course of performing services for Company and/or its Subsidiaries, subject to applicable law, the terms of any applicable agreement, and any rights retained by the applicable employee, consultant, contractor, or third party. (viii) Neither the Company nor any of its Subsidiaries has a model or algorithm within any AI Technology that: (A) is proprietary to the Company or any of its Subsidiaries; or (B) was trained, validated, tested or otherwise improved on behalf of, or wholly or partly at the direction of the Company or its Subsidiaries, and which, in either case (A) or (B), included any Personal Information in the relevant Training Data for such model or algorithm, together with for each such model or algorithm the relevant categories of Personal Information and data subjects comprised within such Training Data. (y) Bank Secrecy Act, Anti-Money Laundering and OFAC and Customer Information. Since January 1, 2023, neither Company nor any of its Subsidiaries has received written notice from any Governmental Authority that it is in violation of, or has been advised of any formal investigation the Company’s or any of its Subsidiaries’ compliance with, regarding the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the

49 Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law. The Company Board (or, where appropriate, the governing bodies of its Subsidiaries) has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply in all material respects with the Patriot Act and such anti-money laundering program meets the requirements of the Patriot Act and the regulations thereunder in all material respects, and Company (or its Subsidiaries) has complied in all material respects with any requirements to file reports and other necessary documents as required by the Patriot Act and the regulations thereunder. (z) CRA Compliance. Neither Company nor any of its Subsidiaries has received any written notice of non-compliance with the applicable provisions of the Community Reinvestment Act and the regulations promulgated thereunder, and Company Bank has received a CRA rating of satisfactory or better as a result of its most recent CRA examination. Neither Company nor any of its Subsidiaries has Knowledge of any fact or circumstance or set of facts or circumstances which would reasonably be expected to cause Company or any of its Subsidiaries to receive notice of non-compliance with such provisions or cause the CRA rating of any Company Subsidiary to fall below “satisfactory.” (aa) Related Party Transactions. Except for Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom and depository relationships otherwise entered into in the ordinary course of Company’s or its Subsidiaries’ business, as applicable, and in compliance with applicable law, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between Company or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Company or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the outstanding Company Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of Company) on the other hand. (bb) Prohibited Payments. Since January 1, 2023, none of Company, or the Company Subsidiaries, or to the Knowledge of Company, any Director, officer, Employee, agent or other Person acting on behalf of Company or any of the Company Subsidiaries has, directly or indirectly, (i) used any funds of Company or any of the Company Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Company or any of the Company Subsidiaries, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of Company or any of the Company Subsidiaries, (v) made any fraudulent entry on the books or records of Company or any of the Company Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for Company or any of the Company Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Company or any of the Company Subsidiaries. Neither Company, nor any Company Subsidiary, nor, to Company’s Knowledge, any

50 director or officer of Company, is a Person that is the subject or target of any economic sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department. (cc) Fairness Opinion. The Company Board has received the written opinion of Stephens Inc. to the effect that, as of the date hereof, the Merger Consideration to be received by the Company shareholders in the Parent Merger is fair to the holders of Company Common Stock from a financial point of view. (dd) Material Adverse Effect. Company has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 2025, that has had or could reasonably be expected to have a Material Adverse Effect on Company or any of its Subsidiaries. (ee) Tax Treatment of Merger. As of the date of this Agreement, to Company’s Knowledge there is no fact or state of affairs relating to Company that could cause the Merger not to be treated as a “reorganization” under Section 368(a) of the Code (ff) Company Information. The information provided in writing by Company relating to Company and its Subsidiaries that is to be contained in the Registration Statement, the Proxy Statement/Prospectus, any filings or approvals under applicable state securities laws, any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act, or in any other document filed with any other Governmental Authorities in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading and will comply in all material respects with the provisions of the Securities Act, the Exchange Act, the rules and regulations thereunder, and any other governing laws or regulations, as applicable. Section 5.02 Representations and Warranties of Purchaser. Except (a) as disclosed in the disclosure schedule delivered by Purchaser to Company concurrently herewith to the extent applicable (the “Purchaser Disclosure Schedule”); provided that (i) the mere inclusion of an item in the Purchaser Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Purchaser that such item represents a material exception or fact, event or circumstance or that such item is reasonably expected to result in a Material Adverse Effect and (ii) any disclosures made with respect to a section of Section 5.02 shall be deemed to qualify (A) any other section of Section 5.02 specifically referenced or cross-referenced in such disclosure and (B) any other sections of Section 5.02 to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections), or (b) as disclosed in any of Purchaser’s SEC Reports filed with or furnished to the SEC by Purchaser since January 1, 2025, and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature, and except with respect to matters that relate to the representations and warranties contained in Sections 5.02(a), 5.02(b), 5.02(d)(ii), and 5.02(k)), Purchaser hereby represents and warrants to Company as follows:

51 (a) Organization, Standing and Authority. (i) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is a financial holding company duly registered with the FRB under the BHCA. Purchaser has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted in all material respects. Purchaser is duly qualified to do business and is in good standing in any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Purchaser. (ii) Except, in the case of clauses (B) and (C) only, as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser, each Subsidiary of Purchaser (A) is duly organized and validly existing under the laws of its jurisdiction of organization, (B) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing and (C) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of Purchaser to pay dividends or distributions, except, in the case of a Subsidiary that is an insured depository institution, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of Purchaser Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the Knowledge of Purchaser, threatened. (b) Capital Structure of Purchaser. (i) As of the Capitalization Date, the authorized capital stock of Purchaser consists of 50,000,000 Purchaser Common Stock, of which 35,951,037 shares are outstanding and 50,000 shares of preferred stock, without par value, none of which are outstanding. The outstanding Purchaser Common Stock have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of any preemptive rights. As of the Capitalization Date, Purchaser had available the following number of shares of Purchaser Common Stock for issuance (i) 833,331 for the Purchaser Equity Plan, (ii) 138,152 for its dividend reinvestment plan, (iii) 129,628 for the Purchaser Board Deferred Compensation Plan, and (iv) 56,525 for the Purchaser Employee Stock Purchase Plan. No shares of preferred stock of Purchaser are issued and outstanding or reserved for issuance. As of the Capitalization Date, 1,007,164 shares of Purchaser Common Stock were held in treasury by Purchaser.

52 (ii) Purchaser owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Purchaser Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to bank Subsidiaries, as provided under 12 U.S.C. § 55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Purchaser Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. (c) Ownership of Company Common Stock. As of the date of this Agreement, Purchaser and its Subsidiaries do not beneficially own any of the outstanding Company Common Stock. (d) Authority; No Violation. (i) Purchaser has full corporate power and authority to execute and deliver this Agreement and, subject to the other actions described below, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Parent Merger and the Subsidiary Bank Merger have been duly and validly approved by the Purchaser Board. The Purchaser Board, at a meeting duly called and held, has (i) approved and adopted this Agreement and the transactions contemplated hereby, including the Parent Merger and the issuance of the Purchaser Common Stock constituting the Merger Consideration, (ii) determined that this Agreement, the Parent Merger, and the issuance of the Purchaser Common Stock are in the best interests of Purchaser, and (iii) resolved to recommend that the shareholders of Purchaser approve and adopt this Agreement, the Parent Merger and the issuance of the Purchaser Common Stock, and directed that such matters be submitted to the shareholders of Purchaser at the Purchaser Meeting. Except for the approval of this Agreement, the Parent Merger and the issuance of the Purchaser Common Stock and the transactions contemplated herein, by the affirmative vote of the holders of a majority of the outstanding shares of Purchaser Common Stock (the “Requisite Purchaser Vote”), the adoption and approval of the Subsidiary Bank Merger Agreement by Purchaser, as Purchaser Bank’s sole shareholder, and the approval of an amendment to Purchaser Articles to increase the number of authorized shares of Purchaser Common Stock, no other corporate action or corporate proceedings on the part of Purchaser is necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and (assuming due authorization, execution and delivery by Purchaser) constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (except in all cases as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization). The Purchaser Common Stock to be issued in the Parent Merger

53 has been validly authorized and, when issued, will be validly issued, fully paid and nonassessable, and no current or past shareholder of Purchaser will have any preemptive right or similar rights in respect thereof. (ii) Neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby, including the Merger and the Subsidiary Bank Merger, nor Purchaser’s compliance with any of the terms or provisions hereof, will (A) violate any provision of the Purchaser Articles or the Purchaser Regulations, or (B) assuming that the consents and approvals referred to in Section 5.02(e) are duly obtained, (1) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Purchaser, any of the Purchaser Subsidiaries or any of their respective properties or assets or (2) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Purchaser or any of the Purchaser Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Purchaser or any of the Purchaser Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (2) above) for such violations, conflicts, breaches or defaults which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser. (e) Consents and Regulatory Approvals. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Purchaser or any of its Subsidiaries in connection with the execution, delivery or performance by Purchaser of this Agreement or the consummation of the transactions contemplated hereby, including the Merger, except for (A) the filings of applications, waivers or notices, as applicable, with Regulatory Authorities to approve the transactions contemplated by the Agreement listed on Section 5.01(d)(i) of the Company Disclosure Schedule or Section 5.02(d)(i) of the Purchaser Disclosure Schedule, (B) the filing of the Registration Statement, (C) Requisite Company Vote and Requisite Purchaser Vote, (D) the filing of the certificate of merger with the OSS pursuant to the OGCL and articles of merger with the SDAT pursuant to the MGCL, and filing the Subsidiary Bank Merger Certificates, (E) any approvals and notices required with respect to the Purchaser Common Stock to be issued as part of the Merger Consideration under the rules of NASDAQ, (F) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Purchaser Common Stock pursuant to this Agreement and the approval of the listing of such Purchaser Common Stock (or depositary shares in respect thereof) on the NASDAQ – Global Select Market®, and (G) such other

54 consents, approvals, filings, or registrations the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser. (ii) To Purchaser’s Knowledge, as of the date hereof, there is no reason why the Requisite Regulatory Approvals will not be received in order to permit consummation of the Merger on a timely basis. (f) SEC Reports. (i) Since January 1, 2023, Purchaser has timely filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that it was required to file with the SEC, and all such reports, registration statements, proxy statements, other materials and amendments have complied with all legal requirements relating thereto, and has paid all fees and assessments due and payable in connection therewith, except where failure to timely file, comply with legal requirements, and pay fees, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Purchaser. (ii) An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by Purchaser pursuant to the Securities Act or the Exchange Act prior to the date of this Agreement (the “Purchaser’s SEC Reports”) is publicly available. No such Purchaser’s SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), and considering all amendments to any Purchaser’s SEC Report filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Purchaser’s SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of Purchaser has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date hereof, there are no outstanding written comments from or unresolved issues raised by the SEC with respect to any of Purchaser’s SEC Reports. (g) Financial Statements; Material Adverse Effect; Internal Controls. (i) The financial statements of Purchaser and its Subsidiaries included (or incorporated by reference) in Purchaser’s SEC Reports (including the related notes, where applicable) (A) have been prepared from, and are in accordance with, the books and records of Purchaser and its Subsidiaries, (B) fairly present in all material respects the consolidated results of operations, cash flows, changes in

55 shareholders’ equity and consolidated financial position of Purchaser and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), (C) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (D) have been prepared in accordance with GAAP, consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. As of the date hereof, the books and records of Purchaser and its Subsidiaries have been maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. As of the date hereof, Ernst & Young LLP has not resigned (or informed Purchaser that it intends to resign) or been dismissed as independent public accountants of Purchaser as a result of or in connection with any disagreements with Purchaser on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. (ii) Except as would not, either individually or in the aggregate, be material to Company or Company Subsidiaries, taken as a whole, neither Purchaser nor any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever, except for (A) those liabilities that are reflected or reserved against on the consolidated balance sheet of Purchaser included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (including any notes thereto) or any subsequent Quarterly Report on Form 10-Q filed prior to the date hereof, (B) liabilities incurred in the ordinary course of business consistent in nature and amount with past practice since December 31, 2025 and (C) in connection with this Agreement and the transactions contemplated hereby. (iii) Except for the Citizens Merger, since December 31, 2025, (A) Purchaser and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course consistent with past practice, and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events is reasonably expected to have a Material Adverse Effect with respect to Purchaser or any of its Subsidiaries. (iv) Purchaser and each of its Subsidiaries maintains a system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by Purchaser in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to Purchaser’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Purchaser required under the Exchange Act with respect to such reports. Purchaser has disclosed, based on its most recent

56 evaluation prior to the date of this Agreement, to Purchaser’s outside auditors and the audit committee of the Purchaser Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would be reasonably expected to adversely affect Purchaser’s ability to accurately record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Purchaser’s internal controls over financial reporting. Since December 31, 2025, neither Purchaser, its Subsidiaries nor any director, officer, employee, auditor, accountant or representative of Purchaser or its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Purchaser or its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Purchaser or its Subsidiaries has engaged in questionable accounting or auditing practices. (h) Regulatory Matters. (i) Neither Purchaser nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any Regulatory Order from any Regulatory Authority. (ii) Neither Purchaser nor any of its Subsidiaries has been advised in writing by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting any such Regulatory Order, decree, formal or informal agreement, memorandum of understanding, commitment letter, board resolution, supervisory letter or similar submission. (i) Litigation. Except as has not had, and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Purchaser, no litigation, claim or other proceeding before any court or Governmental Authority is pending against Purchaser or Purchaser Bank, and, to Purchaser’s Knowledge, no such litigation, claim or other proceeding has been threatened, and there is no judgment, decree, injunction, rule or order of any Governmental Authority outstanding against Purchaser. (j) Compliance with Laws. Purchaser, and each of the Purchaser Subsidiaries, hold, and have held at all times since January 1, 2023, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where the failure to hold such license, franchise, permit or authorization or to pay such fees or assessments has not had and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Purchaser, and, to the Knowledge of Purchaser, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened by the relevant Governmental Authority. Purchaser and each of its Subsidiaries have complied in all material respects with and are not in default or violation under any applicable law, statute, order, rule, or regulation of any

57 Governmental Authority relating to Purchaser or any of the Purchaser Subsidiaries, including without limitation all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer Loans. (k) Brokerage and Finder’s Fees. Except for Raymond James & Associates, Inc., Purchaser has not engaged or employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder’s fee, commission or other similar form of compensation (including any break-up or termination fee) in connection with this Agreement or the transactions contemplated hereby. (l) Takeover Laws. Purchaser has taken all action required to be taken by Purchaser in order to exempt this Agreement, the Support Agreements and the transactions contemplated hereby and thereby from, and this Agreement, the Support Agreements and the transactions contemplated hereby and thereby are exempt from, (i) the requirements of any Takeover Laws, and (ii) any applicable provisions of the Purchaser Articles, the Purchaser Regulations and/or the governing documents of Purchaser Bank. (m) Tax Treatment of Merger. As of the date of this Agreement, to Purchaser’s Knowledge there is no fact or state of affairs relating to Purchaser that could cause the Merger not to be treated as a “reorganization” under Section 368(a) of the Code. (n) Purchaser Information. The information provided in writing by Purchaser relating to Purchaser and its Subsidiaries that is to be contained in the Registration Statement, the Proxy Statement/Prospectus, any filings or approvals under applicable state securities laws, any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act, or in any other document filed with any other Governmental Authorities in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading and will comply in all material respects with the provisions of the Securities Act, the Exchange Act, the rules and regulations thereunder, and any other governing laws or regulations, as applicable. (o) Information Security. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Purchaser, to the Knowledge of Purchaser, since January 1, 2025, no third party has gained unauthorized access to any of Purchaser’s information systems.

58 (p) Risk Management Instruments. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser, all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative or risk management arrangements (whether entered into for Purchaser’s own account, its Subsidiaries, or for the account of one or more of its customers) were entered into in the ordinary course of business and in accordance with prudent banking practice and applicable law and with counterparties believed to be financially responsible at the time, and are in full force and effect and constitute valid and legally binding obligations of Purchaser or its Subsidiaries enforceable in accordance with their terms. Neither Purchaser nor any of its Subsidiaries, nor to the Knowledge of Purchaser any other party thereto, is in breach of or default under any such agreement or arrangement in any material respect. (q) Related Party Transactions. Except for Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom and depository relationships otherwise entered into in the ordinary course of Purchaser’s or its Subsidiaries’ business, as applicable, and in compliance with applicable law, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between Purchaser or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Company or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the outstanding Purchaser Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of Purchaser) on the other hand. (r) Investment Securities Portfolio. All investment securities held by Purchaser or its Subsidiaries, as reflected in the financial statements in Purchaser’s SEC Reports, are carried in accordance with GAAP consistent with the applicable guidelines issued by the Regulatory Authorities. Purchaser and each of its Subsidiaries, as applicable, have good, valid and marketable title to all securities held by them, respectively, except securities held in any fiduciary or agency capacity, free and clear of any Lien, except as set forth in the financial statements in Purchaser’s SEC Reports and except to the extent any such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of Company or its Subsidiaries. (s) Tax Matters. (i) (A) All Tax Returns that were or are required to be filed by or with respect to Purchaser and its Subsidiaries have been duly and timely filed, or an appropriate extension has been granted, and all such Tax Returns are true, correct and complete in all material respects, (B) all Taxes due (whether or not required to be shown to be due on the Tax Returns referred to in clause (i)(A) of this Section 5.02(s)) have been paid in full, and (C) no unexpired waivers of statutes of limitation have been given by or requested with respect to any Taxes of Purchaser or its Subsidiaries. There are no Liens for Taxes upon the assets of Purchaser or any of its Subsidiaries other than Liens for current Taxes not yet due and payable.

59 (ii) At no time during the past five (5) years has Purchaser been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. (iii) Purchaser and its Subsidiaries have withheld or collected and paid over to the appropriate Governmental Authorities, or are properly holding for such payment, all Taxes required by law to be withheld or collected in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party and has complied with all information reporting regimes relating to Taxes in all material respects. (iv) No written claim has ever been made by any Governmental Authority in a jurisdiction where Purchaser or any of its Subsidiaries do not file Tax Returns that Purchaser, or any of its Subsidiaries, is or may be subject to taxation by that jurisdiction that remains unresolved, nor is there any factual basis for any such claim. (v) Neither Purchaser nor any of its Subsidiaries has applied for any ruling from any Governmental Authority with respect to Taxes nor entered into a closing agreement (or similar arrangement) with any Governmental Authority. (vi) Neither Purchaser nor any of its Subsidiaries has been audited by any Governmental Authority for taxable years ending on or subsequent to December 31, 2021. Neither Purchaser nor its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and no Tax audit or administrative or judicial Tax proceedings of any Governmental Authority are pending or being conducted with respect to Purchaser or any of its Subsidiaries and, to the Knowledge of Purchaser, no such audit or other proceeding has been threatened in writing. (vii) Neither Purchaser nor Purchaser Bank (A) is a party to any Tax allocation or sharing agreement (other than a tax allocation agreement between and among Purchaser and its Subsidiaries), (B) has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which Purchaser is or was the common parent corporation (the “Purchaser Group”), or (C) has any liability for the Taxes of any Person (other than members of the Purchaser Group) as a transferee or successor, by contract, or otherwise (except in connection with any previously consummated merger or acquisition pursuant to which any such other Person’s liability for Taxes became a liability of Purchaser or Purchaser Bank under operation of Law). (viii) Neither Purchaser nor any of its Subsidiaries has agreed to any extension of time (other than any automatic extensions) with respect to any Tax Return or a Tax assessment or deficiency, and no such extension of time has been requested.

60 (ix) Neither Purchaser nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355 of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” within the meaning of Section 355 of the Code. (x) Neither Purchaser nor any of its Subsidiaries has participated in or has been a material advisor with respect to a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(1). ARTICLE VI Covenants Section 6.01 Legal Conditions to Merger. Subject to Section 6.02, Section 6.06 and Section 6.08, each of Purchaser and Company shall, and shall cause their respective Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Parent Merger and the Subsidiary Bank Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Authority and any other third party that is required to be obtained by Company or Purchaser or any of their respective Subsidiaries in connection with the Parent Merger, the Subsidiary Bank Merger and the other transactions contemplated by this Agreement. Section 6.02 Shareholder Approval. (a) Each of Purchaser and Company shall take all action necessary in accordance with applicable law and their respective organizational documents to duly call, give notice of, convene and, as soon as practicable after the Registration Statement is declared effective, hold a meeting of its shareholders and, except as otherwise provided herein, use its reasonable best efforts to take such other actions necessary to obtain the relevant shareholder approvals, in each case as promptly as practicable for the purpose of obtaining the Requisite Purchaser Vote and the Requisite Company Vote. Each party shall reasonably cooperate and keep the other party informed on a current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement/Prospectus to the shareholders of each party. Each member of the Company Board shall have executed and delivered to Purchaser a Support Agreement, in substantially the form attached to this Agreement as Exhibit A, concurrently with the execution of this Agreement. (b) Subject to Section 6.06(d), Company shall (i) through the Company Board, recommend that the shareholders of the Company approve and adopt this Agreement and the Parent Merger and any other matters required to be approved by the Company’s shareholders for consummation of the Merger and the transactions contemplated herein, as required by this Section 6.02(b) (the “Company Recommendation”), (ii) include such recommendation in the Proxy Statement/Prospectus, and (iii) use its reasonable best efforts to obtain the Requisite Company

61 Vote. Subject to Section 6.06, Company hereby acknowledges its obligation to submit this Agreement to its shareholders at the Company Meeting as provided in this Section 6.02. If requested by Purchaser, Company will engage a proxy solicitor, reasonably acceptable to Purchaser, the fees and expenses of which shall be borne equally by Purchaser and Company, to assist in the solicitation of proxies from shareholders relating to the Requisite Company Vote. (c) Purchaser shall solicit, and use its reasonable best efforts to obtain, the Requisite Purchaser Vote at the Purchaser Meeting. Purchaser shall (i) through the Purchaser Board, recommend that the shareholders of Purchaser approve and adopt this Agreement, the Parent Merger and the issuance of the Purchaser Common Stock and any other matters required to be approved by Purchaser’s shareholders for consummation of the Merger and the transactions contemplated herein, as required by this Section 6.02(c) (the “Purchaser Recommendation”), and (ii) include such recommendation in the Proxy Statement/Prospectus. The Purchaser Board shall at all times prior to and during the Purchaser Meeting recommend the approval and adoption of this Agreement and the transactions contemplated herein by the shareholders of Purchaser and any other matters required to be approved by Purchaser’s shareholders for consummation of the Merger and the transactions contemplated herein and shall not withhold, withdraw, amend, modify, change or qualify such recommendation in a manner adverse in any respect to the interests of Company or take any other action or make any other public statement inconsistent with such recommendation. (d) Subject to Section 6.06(d), neither the Company Board nor any committee thereof shall (i) withhold, withdraw, qualify or modify, or propose publicly to withhold, withdraw, qualify or modify, in a manner adverse to Purchaser, the Company Recommendation, (ii) fail to make the Company Recommendation, in the Proxy/Prospectus, or otherwise submit this Agreement to its shareholders without recommendation, (iii) fail to publicly and without qualification (A) recommend against any Acquisition Proposal or (B) reaffirm the Company Recommendation, in each case within ten (10) business days (or such fewer number of days as remains prior to the Company Meeting) after an Acquisition Proposal is made public or any request by the other party to do so, (iv) adopt, approve, recommend or endorse an Acquisition Proposal or publicly announce an intention to adopt, approve, recommend or endorse an Acquisition Proposal, or (v) take any action, or make any public statement, filing or release inconsistent with the Company Recommendation, or submit this Agreement and the Parent Merger to the Company’s shareholders without recommendation (any of the foregoing being a “Change in the Company Recommendation”). (e) Subject to Section 6.06(e), neither the Purchaser Board nor any committee thereof shall (i) withhold, withdraw, qualify or modify, or propose publicly to withhold, withdraw, qualify or modify, in a manner adverse to Company, the Purchaser Recommendation, (ii) fail to make the Purchaser Recommendation, in the Proxy/Prospectus, or otherwise submit this Agreement to its stockholders without recommendation, or (iii) take any action, or make any public statement, filing or release inconsistent with the Purchaser Recommendation, or submit this Agreement, the Parent Merger and the issuance of the Purchaser Common Stock to Purchaser’s shareholders without recommendation (any of the foregoing being a “Change in the Purchaser Recommendation”). Section 6.03 Registration Statement; Proxy Statement/Prospectus.

62 (a) Upon the execution and delivery of this Agreement, Purchaser and Company shall promptly cause the Registration Statement to be prepared and Purchaser shall cause the Registration Statement, in which the Proxy Statement/Prospectus will be included, to be filed with the SEC. Purchaser and Company shall cooperate with each other and use reasonable best efforts to make such filing within forty-five (45) days of the date of this Agreement. Purchaser and Company shall use their reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as practicable after the filing thereof, and to keep the Registration Statement effective for so long as necessary to consummate the transactions contemplated by this Agreement, and Purchaser and Company shall thereafter as soon as practicable mail or deliver the Proxy Statement/Prospectus to their respective shareholders. The parties shall cooperate in responding to and considering any questions or comments from the SEC staff regarding the information contained in the Registration Statement. If, at any time after the Registration Statement is filed with the SEC, and prior to the Effective Time, any event relating to Company or Purchaser is discovered by Company or Purchaser, as applicable, which should be set forth in an amendment of, or a supplement to, the Registration Statement, the discovering party shall promptly inform the other party with all relevant information relating to such event, whereupon Purchaser shall promptly cause an appropriate amendment or supplement to the Registration Statement to be filed with the SEC; provided, that Purchaser shall provide Company a reasonable opportunity to review and comment on the initial Registration Statement, such amendment, supplement or any written response to SEC comments prior to filing, and shall give reasonable and good faith consideration to any comments made by Company. Upon the effectiveness of such amendment, each of Company and Purchaser (if prior to the meeting of the shareholders pursuant to Section 6.02 hereof) will take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to the shareholders entitled to vote at such meetings. Purchaser shall also use reasonable best efforts to obtain all necessary state securities law, or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Company shall furnish all information concerning Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. Company and Purchaser shall each furnish the other with all information concerning each other and its directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement. (b) If either party becomes aware prior to the Effective Time of any information that would cause any of the statements in the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, that party shall promptly inform the other thereof and the parties shall correct such information in accordance with the procedures set forth in Section 6.03(a). Section 6.04 Public Announcements. Company and Purchaser each agrees that the initial press release with respect to the execution and delivery of this Agreement shall be a release mutually agreed to by the parties. Thereafter, neither Company nor Purchaser shall, and neither Company nor Purchaser shall permit any of their respective Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement, or, except as otherwise specifically provided in this Agreement, any disclosure of nonpublic information to a third party, concerning, the transactions contemplated by this Agreement without the prior consent (which shall not be unreasonably withheld, conditioned

63 or delayed) of Purchaser, in the case of a proposed announcement, statement or disclosure by Company, or Company, in the case of a proposed announcement, statement or disclosure by Purchaser; provided that either Purchaser or Company may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances) issue or cause the publication of any announcement, statement or disclosure to the extent (a) required by applicable law or by the rules and regulations of any applicable Governmental Authority to which the relevant party is subject, or (b) any such announcement, statement or disclosure is consistent in all material respects with other such releases, announcements or statements made after the date of this Agreement in compliance with this Section 6.04. Section 6.05 Access; Information. (a) Subject to Section 9.05, upon reasonable notice and subject to applicable laws relating to the exchange of information, Company, for the purposes of verifying the representations of the other and preparing for the Merger and other matters contemplated by this Agreement, shall, and shall cause each of its Subsidiaries to, afford Representatives of Purchaser, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, and Company shall, and shall cause its Subsidiaries to, make available to Purchaser (i) a copy of each report, schedule, registration statement and other documents filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking or insurance laws, and (ii) all other information concerning its business, properties and personnel as Purchaser may reasonably request. Notwithstanding the forgoing, neither Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Company’s, as the case may be, customers, jeopardize the attorney-client privilege of Company’s or its Subsidiaries in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. (b) Neither Company nor Purchaser will, nor shall either party’s Representatives, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement, and such information will be subject to the confidentiality provisions of Section 6.15. (c) In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly upon request cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same or destroyed (with such destruction certified in writing by an officer of the destroying party); provided, that no party shall be required to return or destroy any electronic data stored on automatic backup or disaster recovery systems, or any information required to be retained by applicable law or professional compliance standards. No investigation by either party of the business and affairs of the other shall affect or

64 be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party’s obligation to consummate the transactions contemplated by this Agreement. (d) During the period from the date of this Agreement to the Effective Time, as soon as reasonably practicable after they become available, but in no event more than thirty (30) days after the end of each calendar month ending after the date hereof, Company will furnish to Purchaser (i) consolidated financial statements (including balance sheets, statements of operations and stockholders’ equity) of Company and any of its Subsidiaries (to the extent available) as of and for such month then ended in the ordinary course of business, (ii) internal management reports showing actual financial performance against plan and previous period regularly provided to senior management of Company, and (iii) to the extent permitted by applicable law, any reports provided to the Company Board or any committee thereof relating to the financial performance and risk management of Company or any of its Subsidiaries; provided, however, that the Company may redact any such reports to the extent they relate to the Merger or an Acquisition Proposal, or to protect attorney-client privilege, and the Company shall not be required to disclose any information that constitutes Confidential Supervisory Information. Section 6.06 Acquisition Proposal. (a) From the date of this Agreement through the first to occur of the Effective Time or the termination of this Agreement, except as provided in Section 6.06(b), Company shall not, and shall cause any of its Subsidiaries and the officers, directors, employees, advisors and other agents of Company and its Subsidiaries not to, directly or indirectly (i) solicit, initiate, knowingly encourage or facilitate any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person or Group any confidential or nonpublic information with respect to or in connection with, an Acquisition Proposal, (iii) take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal, (iv) approve, endorse or recommend, or propose to approve, endorse or recommend any Acquisition Proposal or any agreement related thereto, (v) enter into any agreement contemplating or otherwise relating to any Acquisition Transaction or Acquisition Proposal, (vi) enter into any agreement or agreement in principle requiring, directly or indirectly, Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, or (vii) propose or agree to do any of the foregoing. (b) Notwithstanding anything to the contrary in Section 6.06(a), if, at any time prior to the Company Meeting, Company or any of its Representatives receives an unsolicited bona fide Acquisition Proposal that did not result from or arise in connection with a breach of Section 6.06(a), Company and its Representatives may take any action described in Section 6.06(a)(ii), if, and only if, the Company Board determines in its good faith judgment, after consultation with Company’s outside legal counsel and financial advisors, that (i) such Acquisition Proposal constitutes or is reasonably expected to lead to a Superior Proposal, and (ii) the failure of the Company Board to take such action that would reasonably be expected to cause the Company Board to violate its fiduciary duties under applicable law; provided, that prior to taking any action described in Section 6.06(a)(ii) Company receives from such Person or Group an executed

65 confidentiality agreement containing terms no less favorable to the disclosing party than the confidentiality terms of this Agreement, and which does not prohibit Company from providing the notices or information to Purchaser required by Section 6.06(c). (c) As promptly as practicable (but in no event more than 24 hours) following receipt of any Acquisition Proposal or any request for nonpublic information or inquiry that would reasonably be expected to lead to any Acquisition Proposal, Company shall (i) advise Purchaser in writing of the receipt of any Acquisition Proposal, request or inquiry and the terms and conditions of such Acquisition Proposal, request or inquiry, (ii) shall promptly provide to Purchaser a written summary of the material terms of such Acquisition Proposal, request or inquiry including the identity of the Person or Group making the Acquisition Proposal, and (iii) shall keep Purchaser reasonably apprised of any related developments, discussions and negotiations (including providing Purchaser with a copy of all material documentation and correspondence relating thereto) on a current basis. Company agrees that it shall promptly provide to Purchaser any information concerning Company that may be provided (pursuant to Section 6.06(b)) to any other Person or Group in connection with any Acquisition Proposal which has not previously been provided to Purchaser. (d) Notwithstanding anything herein to the contrary, at any time prior to the Company Meeting, Company may make a Change in the Company Recommendation (including, for the avoidance of doubt, approving, endorsing or recommending any Acquisition Proposal), if and only if (i) Company received a Superior Proposal (after giving effect to the terms of any revised offer by Purchaser pursuant to this Section 6.06(d)), and (ii) the Company Board has determined in its good faith judgment, after consultation with outside legal counsel and financial advisors, that the failure to take such action would reasonably be expected to cause it to violate its fiduciary duties under applicable law; provided, that the Company Board may not take the actions in this Section 6.06(d) unless: (i) Company has complied in all material respects with this Section 6.06; (ii) Company shall have provided prior written notice to Purchaser at least five (5) business days in advance (the “Notice Period”) of its intention to take such action and a reasonable description of the events or circumstances giving rise to its determination to take such action (including all necessary information under Section 6.06(c)); (iii) during the Notice Period, Company has and has caused its financial advisors and outside legal counsel to, consider and negotiate with Purchaser in good faith (to the extent Purchaser desires to so negotiate) regarding any proposals, adjustments or modifications to the terms and conditions of this Agreement; and (iv) the Company Board shall have determined in its good faith judgment (after consultation with Company’s financial advisors and outside legal counsel) that, after considering the results of such negotiations and giving effect to any proposals, amendments or modifications offered or agreed to by Purchaser, if any, that such Superior Proposal continues to constitute a Superior Proposal and

66 that the failure to make a Change in the Company Recommendation would be a violation of the Company Board’s fiduciary duties under applicable law and, in which event, the Company Board may communicate the basis for its lack of Company Recommendation to its shareholders in the Proxy Statement/Prospectus or an appropriate amendment or supplement thereto to the extent required by law; provided, that the resolution approving this Agreement as of the date hereof may not be rescinded or amended. If during the Notice Period any material amendments, modifications or addenda are made to the financial terms of the Superior Proposal, Company shall deliver a new written notice to Purchaser giving rise to a new three (3) business day notice period (the “Revised Notice Period”) and shall again comply with the requirements of this Section 6.06(d) with respect to such new written notice, it being understood that multiple Revised Notice Periods may coexist if multiple material amendments are submitted. (e) Notwithstanding anything herein to the contrary, at any time prior to the Purchaser Meeting, Purchaser may make a Change in the Purchaser Recommendation, if and only if the Purchaser Board has determined in its good faith judgment, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to cause it to violate its fiduciary duties under applicable law; provided, that the Purchaser Board may not take the actions in this Section 6.06(e) unless: (i) Purchaser has complied in all material respects with this Section 6.06; (ii) Purchaser shall have provided prior written notice to Company within the Notice Period of its intention to take such action and a reasonable description of the events or circumstances giving rise to its determination to take such action; (iii) the Purchaser Board shall have determined in its good faith judgment (after consultation with Purchaser’s outside legal counsel) that the failure to make a Change in the Purchaser Recommendation would be a violation of the director’s fiduciary duties under applicable law and, in which event, the Purchaser Board may communicate the basis for its lack of Purchaser Recommendation to its shareholders in the Proxy/Prospectus or an appropriate amendment or supplement thereto to the extent required by law; provided, that the resolution approving this Agreement as of the date hereof may not be rescinded or amended. (f) Nothing contained in this Agreement shall prevent Company or the Company Board from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act or making any statement contemplated by Item 1012(a) of Regulation M-A with respect to an Acquisition Proposal or from making any legally required disclosure to its shareholders; provided, that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under this Agreement. (g) As used in this Agreement:

67 (i) “Superior Proposal” means any unsolicited bona fide written Acquisition Proposal on terms which the Company Board determines in its good faith judgment (based on, among other things, the advice of outside legal counsel and financial advisors) is reasonably expected to be consummated in accordance with its terms, and, would, if consummated, result in a transaction that is more favorable to the holders of Company Common Stock from a financial point of view than the terms of this Agreement (in each case, taking into account any revisions to this Agreement made or proposed by Purchaser); provided that for purposes of the definition of “Superior Proposal,” the references to “20% or more” in the definition of Acquisition Proposal or Acquisition Transaction shall be deemed to be references to “50% or more.” (ii) “Acquisition Proposal” means any proposal, offer, inquiry, or indication of interest (whether binding or non-binding, and whether communicated to Company or publicly announced to Company’s shareholders) by any Person or Group (in each case other than Purchaser or any of its Affiliates) relating to an Acquisition Transaction. (iii) “Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving (A) any acquisition (whether direct or indirect, including by way of merger, share exchange, consolidation, business combination or other similar transaction) or purchase from Company by any Person or Group, other than Purchaser or any of its Affiliates, of twenty percent (20%) or more in interest of the total outstanding voting securities of Company or any of its Subsidiaries that constitute a “significant subsidiary” (as defined in Regulation S-X), (B) any tender offer or exchange offer that if consummated would result in any Person or Group, other than Purchaser or any of its Affiliates, beneficially owning twenty percent (20%) or more in interest of the total outstanding voting securities of Company or any of its Subsidiaries that constitute a “significant subsidiary” (as defined in Regulation S-X), (C) any merger, consolidation, share exchange, business combination or similar transaction involving Company pursuant to which the shareholders of Company immediately preceding such transaction would hold less than fifty percent (50%) of the equity interests in the surviving or resulting entity of such transaction (or, if applicable, the ultimate parent thereof) (measured by voting power), (D) any sale or lease or exchange, transfer, license, acquisition or disposition of a business, deposits or assets that constitute twenty percent (20%) or more of the consolidated assets, business, or deposits of Company, or (E) any liquidation or dissolution of Company or any of its Subsidiaries that constitute a “significant subsidiary” (as defined in Regulation S-X). Section 6.07 Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement or the Support Agreements to be subject to requirements imposed by the Takeover Laws, and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) this Agreement, the Support Agreements and the transactions contemplated by this Agreement from or, if necessary, challenge the validity or applicability of, the Takeover Laws, as now or hereafter in effect.

68 Section 6.08 Regulatory Applications. (a) Purchaser and Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to allow Purchaser to promptly prepare, submit and file all necessary documentation to effect all applications, notices, petitions, filings and requests for regulatory approval, to obtain as promptly as practicable all permits, consents, approvals and/or authorizations of all third parties and Governmental Authorities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Parent Merger and the Subsidiary Bank Merger) and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Authorities. Without limiting the generality of the foregoing, as soon as practicable and in no event later than forty-five (45) calendar days after the date of this Agreement, Purchaser and Company shall, and shall cause their respective Subsidiaries to, each prepare and file any applications, notices, petitions and filings required to be filed with any Governmental Authority in order to obtain the Requisite Regulatory Approvals. In exercising the rights under this Section 6.08, each of the parties hereto agrees to act reasonably and as promptly as practicable. Subject to applicable laws relating to the exchange of information, Purchaser and Company shall have the right to review in advance, and, each will, in good faith, consult with the other on and shall give reasonable and good faith consideration to any comments made by the other party, all written materials and filings submitted to, or data provided (whether formally or informally) to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably, diligently, and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other promptly apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly providing the other party with a copy of any written communication or a summary of any oral communication (including, in each case, any formal or informal request for information or supplemental data or notification of deficiency) from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement, including, any communication that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed. Each party shall, in good faith, consult with the other in advance of any meeting or conference with any Governmental Authority in connection with the transactions contemplated by this Agreement and to the extent permitted by such Governmental Authority, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences. (b) In furtherance and not in limitation of the foregoing, each of Purchaser and Company shall use its reasonable best efforts to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing, and (ii) avoid or eliminate each and every impediment, including with respect to obtaining the Requisite Regulatory Approvals, so as to enable the Closing to occur as soon as possible. Notwithstanding the foregoing, nothing contained herein shall be deemed to require Purchaser or permit Company to take, or agree to take, any action, or commit to take any action, or agree to any condition or restriction, in

69 connection with the grant of a Requisite Regulatory Approval, that would reasonably be expected to have a Material Adverse Effect on the Surviving Corporation, taken as a whole, after giving effect to the Merger (measured on a scale relative to Company and its Subsidiaries, taken as a whole) (a “Materially Burdensome Regulatory Condition”). (c) Purchaser and Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary, advisable and/or required in connection with any filing, notice or application made by or on behalf of Purchaser or any of its Subsidiaries to any Governmental Authority. Section 6.09 Employment Matters; Employee Benefits. (a) It is understood and agreed that nothing in this Section 6.09 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give Company’s or any of its Subsidiaries’ employees any rights other than as employees at will under applicable law, and Company’s and its Subsidiaries’ employees shall not be deemed to be third-party beneficiaries of this Agreement. For twelve (12) months following the Effective Time (or such shorter period if an applicable employee’s employment terminates earlier) any employees of Company or any of its Subsidiaries who become employees of Purchaser or any of its Subsidiaries as a result of the Merger (“Continuing Employees”) will receive: (i) a base salary or wage rate, as applicable, that is no less favorable than the base salary or wage rate, as applicable, provided to the Continuing Employee immediately prior to the Effective Time; and (ii) incentive compensation opportunities no less favorable than incentive compensation opportunities available to similarly situated employees of Purchaser or any of its Subsidiaries. Continuing Employees shall participate in the employee benefit plans sponsored by Purchaser or its Subsidiaries for Purchaser’s or its Subsidiaries’ similarly-situated employees with credit for their years of service with Company or its Subsidiaries for participation and vesting purposes under Purchaser’s or its Subsidiaries’ applicable plans, to the extent such plans permit, including credit for years of service and for seniority under vacation and sick pay plans and programs, to the extent recognized by Company and its Subsidiaries under comparable plans immediately prior to the Effective Time, but subject to the eligibility and other terms of Purchaser’s or its Subsidiaries’ applicable plans. Notwithstanding the foregoing, no such crediting of service shall operate to duplicate any benefits with respect to the same period of service, and such crediting of service shall not apply with respect to any new employee benefit plans established by Purchaser or its Subsidiaries after the date hereof that do not credit to any participant therein any service accrued prior to such plan’s effective date. In addition, to the extent Continuing Employees participate in Purchaser’s or its Subsidiaries group health plan, Purchaser agrees to use commercially reasonable efforts to waive all restrictions and limitations for pre-existing conditions under such group health plan and applicable insurance policy to the extent that such group health plan and insurance policy permit such waiver. (b) Subject to any applicable regulatory restrictions, Purchaser shall pay to each employee of Company or its Subsidiaries who (i) is not subject to an existing contract providing for severance and/or a change in control payment, (ii) is an employee of Company or any of its Subsidiaries immediately before the Effective Time, (iii) is not offered continued employment by Purchaser or any of its Subsidiaries after the Effective Time, and (iv) signs and delivers Purchaser’s standard form of termination and release agreement, a severance amount equal to two (2) weeks

70 of pay, at their base rate of pay in effect at the time of termination, multiplied by the number of whole years of service of such employee with Company or any of its Subsidiaries, less applicable local, state and federal tax withholding; provided, however, that the minimum severance payment shall equal four (4) weeks of base pay, and the maximum severance payment shall not exceed twenty-six (26) weeks of base pay. Such severance pay shall be paid in a lump sum within fourteen (14) days following the employee’s termination, provided that such employee has not been terminated for cause. For any employee of Company or its Subsidiaries participating in Company’s group health program at the Effective Time who is entitled to a severance payment, the employee will be able to purchase health insurance coverage at the full premium rate for the entire COBRA period. (c) Prior to the Effective Date, but after the receipt of the last to be obtained of the Requisite Company Vote, Requisite Purchaser Vote and the Requisite Regulatory Approvals, the Company Board shall adopt a resolution (i) approving the termination of its and/or the applicable Subsidiaries’ 401(k) Plan(s) (the “Company 401(k) Plan”) effective as of a date no later than the date immediately preceding the Effective Date, and (ii) approving the adoption of any amendments to the Company 401(k) Plan sufficient to terminate the Company 401(k) Plan and to provide for distributions in cash and necessary to cause the Company 401(k) Plan to comply with all applicable laws. Company shall provide Purchaser with evidence that the Company 401(k) Plan has been terminated and provide copies of the appropriate resolutions terminating the Company 401(k) Plan and the amendments referenced above (the form and substance of which shall be subject to review and approval by Purchaser prior to adoption, which approval will not be unreasonably withheld) at least three (3) days prior to the Effective Date. No distributions from the Company 401(k) Plan will be made in connection with its termination prior to the receipt of a favorable determination letter from the IRS that the Company 401(k) Plan is qualified under Sections 401(a) and 401(k) of the Code as of its termination date (the “Determination Letter”), if Purchaser, in its discretion, determines that an application for a Determination Letter shall be made. Purchaser agrees to take all commercially reasonable steps necessary or appropriate to accept roll-overs of benefits from the Company 401(k) Plan to the Purchaser 401(k) plan for employees of Company and its Subsidiaries who continue as employees of Purchaser and its Subsidiaries after the Effective Time, subject to the provisions of the Purchaser 401(k) Plan. (d) To the extent requested by Purchaser, Company or its appropriate Subsidiary shall execute and deliver such instruments and take such other actions as Purchaser may reasonably require in order to cause the amendment, termination and/or liquidation of any Compensation and Benefit Plan other than the Company 401(k) Plan, or to facilitate the merger of any such plan into an employee benefit plan maintained by Purchaser or its Subsidiaries, on terms that are in accordance with the applicable amendment, termination and/or liquidation provisions of such Compensation and Benefit Plan and in accordance with applicable law and effective prior to the Effective Time. With respect to any such Compensation and Benefit Plan for which the amendment or termination of such plan requires the consent of the participants of such plan, Company or its appropriate Subsidiary shall use its reasonable best efforts to obtain such consent as necessary to amend or terminate such plan as requested by Purchaser. All resolutions, notices, or other documents issued, adopted or executed in connection with the implementation of this paragraph (d) shall be subject to Purchaser’s reasonable prior review and approval, which shall not be unreasonably withheld, conditioned or delayed.

71 (e) Prior to the Effective Time, Company may make certain retention or stay bonus payments to certain employees of Company and its Affiliates pursuant to retention or stay bonus agreements, the forms of which shall be reasonably acceptable to Purchaser; provided, however, that (i) the total aggregate amount of payments made pursuant to this Section 6.09(e) shall be an amount mutually agreed to by the Parties, and (ii) the applicable allocation of amounts and list of recipients of such amounts, shall be subject to the prior written consent of Purchaser (which such consent shall not be unreasonably withheld, conditioned or delayed). (f) On and after the date hereof, any broad-based employee notices or communication materials (including any website posting) to be provided or communicated by Company with respect to employment, compensation or benefits matters addressed in this Agreement or related, directly or indirectly, to the transactions contemplated by this Agreement shall be subject to the prior review and comment of Purchaser, and Company shall consider in good faith revising such notice or communication to reflect any comments or advice that Purchaser timely provides. (g) The Company shall use reasonable best efforts to maintain continuity in its senior management team, including Edward F. Barry as Chief Executive Officer, Steven M. Poynot as Chief Operating Officer, and Jacob Dalaya as Chief Financial Officer, through the Effective Time. Notwithstanding anything herein to the contrary, the failure to maintain continuity of Mr. Barry, Mr. Poynot, or Mr. Dalaya shall not, in and of itself, constitute a Material Adverse Effect of Company, a breach of this Agreement, or a failure of any condition to Closing. Prior to the Effective Time and if requested by Purchaser, Company shall use reasonable best efforts to cause the Executive Employment Agreements to be amended/terminated, in form and substance reasonably satisfactory to Purchaser. (h) Prior to the Effective Date, but to be effective at the Effective Time, Company shall take all steps necessary in accordance with the terms of the Company Deferred Compensation Plan, and in accordance with applicable law, including without limitation Section 409A of the Code, to cause (i) the acceleration of vesting of all benefits under the Company Deferred Compensation Plan, (ii) the termination of the Company Deferred Compensation Plan, and (iii) the timely payment of all amounts due thereunder following termination of the Company Deferred Compensation Plan. (i) Nothing in this Agreement shall confer upon any employee, director or consultant of Company or any of the Company Subsidiaries or Affiliates any right to continue in the employ or service of Purchaser, any Purchaser Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of Company, Purchaser or any Subsidiary or Affiliate thereof to discharge or terminate the services of any employee, director or consultant of Company or any of its Subsidiaries or Affiliates at any time for any reason whatsoever, with or without cause (subject to the provisions of Article IV of this Agreement). Without limiting the generality of Section 9.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, including, without limitation, any current or former employee, director or consultant of Company or any of the Company Subsidiaries or Affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement amends, or will be deemed to amend (or prevent the amendment or termination of) any Compensation and Benefit Plan or any employee benefit plan sponsored, maintained or contributed to by Purchaser or its Affiliates. Purchaser and its Affiliates shall be entitled to modify any compensation or benefits

72 provided to, and any other terms or conditions of employment of, any of its employees in its discretion. Section 6.10 Notification of Certain Matters; Disclosure Supplements. Purchaser and Company (for purposes of this Section 6.10, the “Notifying Party”) shall each promptly advise the other party of any change or event (i) that has had or is reasonably expected to have a Material Adverse Effect on the Notifying Party or (ii) which the Notifying Party believes would or would be reasonably expected to cause or constitute a material breach of any of the Notifying Party’s representations, warranties or covenants contained herein that reasonably could be expected to give rise, either individually or in the aggregate, to the failure of a condition set forth in Article VII; provided that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.10 or the failure of any condition set forth in Article VII to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Article VII to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 6.10 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice. Section 6.11 Data Conversion and Transition Planning. From and after the date hereof, the parties shall use their commercially reasonable efforts to facilitate data sharing and the integration of Company with the business of Purchaser following consummation of the transactions contemplated hereby, and shall meet on a regular basis to discuss and plan for the conversion of the data processing and related electronic information technology system (the “Data Conversion”) to those used by Purchaser and other transition matters in anticipation of the Closing. Company agrees to use commercially reasonable efforts to promptly commence and aid Purchaser’s preparations for implementation of the Data Conversion and integration; provided, that such preparations shall not unreasonably disrupt the ordinary course operations of Company or its Subsidiaries, require Company to incur any un-reimbursed out-of-pocket expenses prior to the Effective Time, or require Company to breach any existing contract with a third-party vendor. The parties agree to cooperate in preparing for the Data Conversion and integration, including by providing reasonable access to data, information systems, and personnel having expertise with their and their respective Subsidiaries’ information and data systems and by coordinating in good faith on transition communications and operational readiness activities as are reasonably necessary to support a successful transition, in each case subject to Section 6.05, Section 9.05, and applicable laws relating to customer privacy, data protection, or antitrust. Notwithstanding anything in this Agreement to the contrary, (i) no actual Data Conversion or operational integration shall occur prior to the Effective Time, and (ii) Company shall not be obligated to take any action that would terminate, or trigger a material default under, any of its existing electronic data processing or core software licensing agreements prior to the Effective Time unless Purchaser agrees in writing to indemnify Company for any associated liabilities or early termination fees if this Agreement is subsequently terminated. Section 6.12 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of Purchaser, on the one hand, and a Subsidiary of Company, on the other) or to vest the Surviving Corporation with full title to all

73 properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries (but only if such persons then remain employed by the Surviving Corporation) shall take all such necessary action as may be reasonably requested by the other party. Section 6.13 Insurance Coverage. Company shall use commercially reasonable efforts to cause the policies of insurance listed in the Company Disclosure Schedule to remain in effect until the Effective Time; provided, that if any such policy is terminated, canceled, or non-renewed prior to the Effective Time, Company shall use commercially reasonable efforts to obtain an insurance carrier with an A.M. Best rating of at least “A-” (or a comparable rating from a similar rating agency) providing substantially similar coverage on substantially similar terms. Section 6.14 Dividends. In the calendar quarter in which the Closing occurs, each of Purchaser and Company shall coordinate with the other the declaration of any dividends in respect of Purchaser Common Stock and Company Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Company Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of Company Common Stock and any shares of Purchaser Common Stock any such holder receives in exchange therefor in the Parent Merger. Without limiting Section 4.02(g), Purchaser shall maintain the declaration dates, record dates and payment dates for its regular quarterly dividends in a manner consistent with past practice during the period from the date of this Agreement through the Effective Time or the earlier termination of this Agreement. Section 6.15 Confidentiality. Except for the use of information in connection with the Proxy Statement/Prospectus described in Section 6.03 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the “Information”) received by each of Company and Purchaser pursuant to the terms of this Agreement shall be kept in confidence in accordance with the same degree of care that such party uses to protect its own confidential information (but in no event less than a reasonable degree of care) and not used for any purpose other than a mutually acceptable transaction contemplated hereby; provided that, subsequent to the mailing of the Proxy Statement/Prospectus to the shareholders of each party, this Section 6.15 shall not apply to Information included in the Proxy Statement/Prospectus to be sent to the shareholders of each party under Section 6.03. Company and Purchaser agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement. If a receiving party or any of its Representatives is required by applicable law, regulation, or legal process to disclose any Information, such party shall, to the extent legally permissible, provide the disclosing party with prompt written notice of such request or requirement so that the disclosing party may seek a protective order or other appropriate remedy. The terms of this Section 6.15 are in addition to, and shall not supersede, the terms of the Confidentiality Agreement, dated July 20, 2026, by and between Company and Purchaser (the “Confidentiality Agreement”), which Confidentiality Agreement shall remain in full force and effect. In the event the transactions contemplated by this Agreement are not consummated, Company and Purchaser agree to return upon request all copies of the Information (including all copies, summaries, and memorandum thereof) provided to the other promptly and destroy all electronic copies of such Information; provided, that no party shall be required to return or destroy any electronic data stored on automatic backup or disaster recovery systems, or any information required to be retained by applicable law or professional compliance standards.

74 Section 6.16 Regulatory Matters. Purchaser, Company and each of their respective Subsidiaries shall reasonably cooperate and each of them agrees to use its reasonable best efforts to remediate any order, decree, formal or informal agreement, memorandum of understanding or similar agreement by Purchaser, Company or any of their Subsidiaries with, or a commitment letter, board resolution or similar submission by Purchaser, Company or any of their respective Subsidiaries to, or supervisory letter from any Regulatory Authority to Purchaser, Company or any such Subsidiary, to the satisfaction of such Regulatory Authority. Section 6.17 Indemnification. (a) From and after the Effective Time, Purchaser shall indemnify and hold harmless and advance expenses as incurred to each Person who served as a director or officer of Company (each, a “Company Indemnified Party”) before the Effective Time, to the fullest extent provided by the Company Articles and the Company Bylaws, the governing or organizational documents of any Subsidiary of Company, any indemnification agreements in existence as of the date hereof that have been disclosed to Purchaser or the MGCL, from and against costs or expenses, including reasonable attorneys’ fees, judgments, fines, losses, damages, liabilities and other amounts incurred in connection with any threatened or actual claim, action, suit, investigation or proceeding, whether civil or criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of the fact that such Person was a director, officer or employee of Company and pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement; provided, that in the case of advancement of expenses, the Company Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Company Indemnified Party is not entitled to indemnification; provided, further, that any such indemnification shall be subject to compliance with the provisions of applicable state and federal laws. (b) Before the Effective Date, Company shall procure, at the expense of Purchaser, a policy of officers’ and directors’ and company liability insurance with respect to actions, omissions, events, matters or circumstances occurring prior to the Effective Time as currently maintained by Company (“Tail Policy”) to be effective for a period of six (6) years following the Effective Time, on terms no less advantageous than those contained in Company’s existing directors’ and officers’ and company’s liability insurance policy; provided, however, that the premium on the Tail Policy shall not exceed 300% of Company’s current premium levels (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then Purchaser shall cause to be maintained policies of insurance which, in Purchaser’s good faith determination, provide the maximum coverage available at an annual premium equal to the Premium Cap. Section 6.18 Environmental Assessments. Company hereby agrees to permit Purchaser to engage, at the expense of Purchaser, a qualified consultant, mutually agreeable to Company and Purchaser, to conduct a Phase I or such other lesser standard of review as mutually agreed upon by Company and Purchaser, of each parcel of real estate utilized by Company or its Subsidiaries as a bank branch or corporate office, and any other material parcel of real estate owned by Company or any Subsidiary (excluding any residential real estate or immaterial property held in foreclosure or as other real estate owned (OREO)); provided, that such assessments shall be

75 initiated within forty-five (45) days following the date of this Agreement, shall be conducted upon at least forty-eight (48) hours’ prior written notice to Company, shall be scheduled and conducted in a manner that reasonably minimizes disruption to Company’s business, shall not include any invasive or Phase II testing (such as soil or groundwater sampling) without the prior written consent of Company, and Purchaser shall indemnify Company for any physical property damage or liabilities caused by its consultants during the execution of such assessments. Purchaser shall promptly provide Company with a complete copy of any final written report or assessment prepared by its consultant under this Section 6.18, at no cost to Company; provided that Company’s receipt of such report shall not be deemed to modify or waive any of Company’s representations, warranties, or disclosure schedules contained herein. Section 6.19 Litigation and Claims. Each of Purchaser and Company shall, to the extent permitted under applicable law and regulation, promptly notify the other party in writing of any action, arbitration, audit, hearing, investigation, litigation, suit, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator pending or, to the Knowledge of Purchaser or Company, as applicable, threatened against Purchaser, Company or any of their respective Subsidiaries that (a) questions or would reasonably be expected to question the validity of this Agreement, the Subsidiary Bank Merger Agreement or the other agreements contemplated hereby or thereby or any actions taken or to be taken by or against Purchaser, Company or their respective Subsidiaries with respect hereto or thereto, or (b) seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby. Company shall give Purchaser the opportunity to participate at its own expense in the defense or settlement of any shareholder litigation against Company and/or its directors or Affiliates relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed without Purchaser’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that Company may enter into any settlement without Purchaser’s prior written consent if such settlement (i) requires only supplemental disclosures in the Proxy Statement/Prospectus, (ii) involves solely the payment of monetary damages that are within the policy limits of, and covered under (subject to ordinary course reservation of rights), Company’s existing insurance policies (less any applicable deductible), and (iii) results in a full and complete release of Company and its directors with respect to the claims asserted therein. Section 6.20 NASDAQ Listing. Purchaser shall cause the Purchaser Common Stock to be issued in the Merger to be approved for listing on the NASDAQ – Global Select Market®, subject to notice the official of issuance, prior to the Effective Time. Section 6.21 Additional Actions. Company and Purchaser agree to the additional commitments as set forth on Section 6.21 of the Purchaser Disclosure Schedule (the “Other Actions”). Company shall, and shall cause its Subsidiaries, to take, or cause to be taken, all such actions reasonably necessary to ensure that the Other Actions comply with all applicable laws, and Company will keep Purchaser reasonably apprised of the status of matters relating to the Other Actions. Section 6.22 Board Seats. Prior to the Effective Time, the Purchaser Board shall select and appoint, in its sole discretion, after consultation with the Company’s Chairman and subject to Purchaser’s standard corporate governance practices and standard director evaluation process, three (3) directors of the Company to serve as directors of Purchaser who will commence serving

76 immediately after the Effective Time. Purchaser shall, subject to its standard corporate governance practices and director evaluation process, nominate and recommend such appointees for election at the next applicable annual meeting of the shareholders of Purchaser to serve for one (1)-year terms, in addition to the remaining period of the year appointed. Section 6.23 Absence of Control. It is the intent of the parties to this Agreement that neither party shall be deemed (until consummation of the transactions contemplated herein) to control, directly or indirectly, the other party or any of its respective Subsidiaries and shall not exercise or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the other party or any of its respective Subsidiaries. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations. Section 6.24 Tax Treatment. No party hereto shall take any action inconsistent with the treatment of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code. Each of Purchaser and Company agrees to take such action as may be reasonably required, if such action may be reasonably taken, to reverse the impact of past actions which would adversely impact the ability of the Merger to be characterized as a tax free reorganization under Section 368(a) of the Code. ARTICLE VII Conditions to Consummation of the Merger Section 7.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each of Purchaser and Company to consummate the Merger is subject to the fulfillment or written waiver by Purchaser and Company, as the case may be, prior to the Effective Time of each of the following conditions: (a) Shareholder Approval. Each of the Requisite Company Vote and the Requisite Purchaser Vote shall have been obtained. (b) Regulatory Approvals. (i) All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated, and (ii) no such Requisite Regulatory Approvals shall have resulted in the imposition of any Materially Burdensome Regulatory Condition. (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits or makes illegal the consummation of the transactions contemplated by this Agreement. (d) Listing of Purchaser Common Stock. The Purchaser Common Stock to be issued in the Parent Merger shall have been authorized for listing on the NASDAQ – Global Select Market®, subject to the official notice of issuance. (e) Effectiveness of Registration Statement and Proxy Statement/Prospectus. The Registration Statement shall have been declared effective by the SEC and shall not be subject to

77 any stop order and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn. Section 7.02 Conditions to Obligation of Company. The obligation of Company to consummate the Merger is also subject to the fulfillment or written waiver by Company prior to the Effective Time of each of the following conditions: (a) Representations and Warranties. The representations and warranties of Purchaser set forth in Section 5.02(b)(i) (Capitalization), the last sentence of Section 5.02(d)(i) (Authorized and Issued) and Section 5.02(g)(iii)(B) (No Material Adverse Effect) (in each case after giving effect to the lead in to Section 5.02) shall be true and correct (other than in the case of Section 5.02(b)(i), such failure to be true and correct as are de minimis) in each case as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and the representations and warranties of Purchaser set forth in Section 5.02(a)(i) and (ii) (Organization, Standing and Authority), Section 5.02(d)(i) (Corporate Power and Authority) (other than the last sentence of Section 5.02(d)(i)) and Section 5.02(k) (Brokerage and Finder’s Fees) (in each case after giving effect to the lead in to Section 5.02) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date). All other representations and warranties of Purchaser set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead in to Section 5.02) shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on Purchaser. Company shall have received a certificate, dated the Effective Date, signed on behalf of Purchaser, by the Chief Executive Officer of Purchaser to such effect. (b) Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects all obligations required to be performed by Purchaser under this Agreement at or prior to the Effective Time, and Company shall have received a certificate, dated the Effective Date, signed on behalf of Purchaser by the Chief Executive Officer of Purchaser to such effect. (c) No Material Adverse Effect. From the date of this Agreement, there shall not have occurred any event, circumstance or development that has had or could reasonably be expected to have a Material Adverse Effect on Purchaser. (d) Tax Opinion. Company shall obtain an opinion of Squire Patton Boggs (US) LLP, in form and substance reasonably acceptable to the parties, dated on or about the Effective Date,

78 to the effect that the Parent Merger effected pursuant to this Agreement will constitute a reorganization within the meaning of Section 368(a) of the Code. Such opinion shall be based upon factual representations received by counsel from Company and Purchaser, which representations may take the form of written certifications. Section 7.03 Conditions to Obligation of Purchaser. The obligation of Purchaser to consummate the Merger is also subject to the fulfillment or written waiver by Purchaser prior to the Effective Time of each of the following conditions: (a) Representations and Warranties. The representations and warranties of Company set forth in Section 5.01(b)(i), (ii) and (iii) (Capitalization) and Section 5.01(f)(iii)(B) (No Material Adverse Effect) (in each case after giving effect to the lead in to Section 5.01) shall be true and correct (other than in the case of Section 5.01(b)(i), (ii) and (iii), such failure to be true and correct as are de minimis) in each case as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) the representations and warranties of Company set forth in Section 5.01(a)(i) and (ii) (Organization, Standing and Authority), Section 5.01(b)(iv) (Ownership of Issued Shares), Section 5.01(c)(i) (Corporate Power and Authority) and Section 5.01(k) (Brokerage and Finder’s Fees) (in each case after giving effect to the lead in to Section 5.01) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date). All other representations and warranties of Company set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead in to Section 5.01) shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on Company. Purchaser shall have received a certificate, dated the Effective Date, signed on behalf of Company, by the Chief Executive Officer of Company to such effect. (b) Performance of Obligations of Company. Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Purchaser shall have received a certificate, dated the Effective Date, signed on behalf of Company by the Chief Executive Officer of Company to such effect. (c) FIRPTA Certification. Purchaser shall have received a statement executed on behalf of Company, dated as of the Effective Date, satisfying the requirements of Treasury Regulations Section 1.1445-2(c)(3) (in a form reasonably acceptable to Purchaser) certifying that the Company Common Stock do not represent United States real property interests within the meaning of Section 897 of the Code and the Treasury regulations promulgated thereunder.

79 (d) No Material Adverse Effect. From the date of this Agreement, there shall not have occurred any event, circumstance or development that has had or could reasonably be expected to have a Material Adverse Effect on Company. (e) Tax Opinion. Purchaser shall have received the tax opinion described in Section 3.05. ARTICLE VIII Termination Section 8.01 Termination. This Agreement may be terminated, and the Merger may be abandoned: (a) At any time prior to the Effective Time, by the mutual written consent of Purchaser and Company. (b) At any time prior to the Effective Time, by Purchaser or Company (provided, that the terminating party is not then in material breach of any representation, warranty, obligations, covenant or other agreement contained herein, including any covenant set forth in Section 6.21 of the Purchaser Disclosure Schedule) upon written notice to the other party, if there shall have been (i) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach, or (ii) a breach by the other party of any of the covenants or agreements contained herein, including any covenant set forth in Section 6.21 of the Purchaser Disclosure Schedule, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; provided that such breach (whether under (i) or (ii)) would constitute, if occurring or continuing on the Effective Date, the failure of a condition set forth in Section 7.02, in the case of a termination by Company, or Section 7.03, in the case of a termination by Purchaser. (c) At any time prior to the Effective Time, by Purchaser or Company upon written notice to the other party, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Parent Merger is not consummated by the first anniversary of the date hereof (or such later date as to which Company and Purchaser may mutually agree in writing), except to the extent that the failure of the Parent Merger then to be consummated is due to the failure of the party seeking to terminate pursuant to this Section 8.01(c) to perform or observe the obligations, covenants and agreements of such party as set forth herein. (d) By Company or Purchaser upon written notice to the other party in the event (i) any Governmental Authority has denied a Requisite Regulatory Approval and such denial has become final and nonappealable, or has advised either party in writing or both parties orally that it will not grant (or intends to rescind or revoke if previously approved) a Requisite Regulatory Approval, (ii) any Governmental Authority shall have requested, directed or advised Purchaser or Company in writing to withdraw (other than for technical reasons), and not be permitted to resubmit within sixty (60) days, any application with respect to a Requisite Regulatory Approval, or (iii) any Governmental Authority of competent jurisdiction shall have issued an order, decree or ruling or

80 taken any other action permanently enjoining or otherwise prohibiting or making illegal the consummation of the Parent Merger or the Subsidiary Bank Merger, and such order, decree, ruling or other action has become final and nonappealable; provided that the right to terminate this Agreement under this Section 8.01(d) shall not be available to any party whose failure to comply with any provision of this Agreement, or whose failure to use its reasonable best efforts to vigorously contest, appeal, or overcome such denial, written advice, or restriction (as required by Section 6.08), has been the material cause of, or resulted in, such action. (e) By either Company or Purchaser if the Requisite Company Vote shall not have been obtained at the Company Meeting duly convened therefor or at any adjournment or postponement thereof; provided, that no party may terminate this Agreement pursuant to this Section 8.01(e) if the party has breached in any material respect any of its obligations under this Agreement, in each case in a manner that primarily caused the failure to obtain the Requisite Company Vote at the Company Meeting or at any adjournment or postponement thereof. (f) By either Company or Purchaser if the Requisite Purchaser Vote shall not have been obtained at the Purchaser Meeting duly convened therefor or at any adjournment or postponement thereof; provided, that no party may terminate this Agreement pursuant to this Section 8.01(f) if the party has breached in any material respect any of its obligations under this Agreement, in each case in a manner that primarily caused the failure to obtain the Requisite Purchaser Vote at the Purchaser Meeting or at any adjournment or postponement thereof. (g) By: (i) Company, prior to the time the Requisite Purchaser Vote is obtained, if Purchaser or the Purchaser Board (A) failed to make the Purchaser Recommendation or otherwise effected a Change in the Purchaser Recommendation or (B) breached its obligations under Section 6.02 in any material respect; or (ii) Purchaser, prior to the time the Requisite Company Vote is obtained, if the Company of the Company Board shall have (A) failed to make the Company Recommendation or otherwise effected a Change in the Company Recommendation or (B) breached its obligations under Section 6.02 in any material respect. Section 8.02 Effect of Termination and Abandonment; Enforcement of Agreement. (a) In the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall become void and have no effect, and no party to this Agreement, or their respective Subsidiaries or any of the officers or directors of them shall have any liability or further obligation to any other party hereunder except that (i) the provisions of Section 6.05(b), Section 6.15, this Section 8.02, and Article IX (other than Section 9.01) shall survive any termination of this Agreement; and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Purchaser nor Company shall be relieved or released from any liabilities or damages arising out of its fraud or willful and material breach of any provision of this Agreement. (b) In the event that:

81 (i) (A) after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been communicated to or otherwise made known to senior management or the Company Board or shall have been made directly to the Company shareholders generally or any Person shall have publicly announced (and, in each case, not unconditionally withdrawn at least two (2) business days prior to the Company Meeting) an Acquisition Proposal, in each case with respect to Company, and (1) thereafter, this Agreement is terminated by either Purchaser or Company pursuant to Section 8.01(c) without the Requisite Company Vote having been obtained (and all other conditions set forth in Section 7.01 and Section 7.02 were satisfied or were capable of being satisfied prior to such termination), or (2) thereafter this Agreement is terminated by Purchaser pursuant to Section 8.01(b) as a result of a willful breach by Company and such breach was in connection with or resulted from the bona fide Acquisition Proposal; and (B) prior to the date that is twelve (12) months after the date of such termination of this Agreement, Company enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then Company shall, on the earlier of the date it enters into the definitive agreement and the date of consummation of such transaction, pay Purchaser, by wire transfer of same day funds (to an account designated in writing by Purchaser), a fee equal to $30,660,000 (the “Termination Fee”) provided, that for purposes of this Section 8.02(b)(i), all references in the definition of Acquisition Proposal to “twenty percent (20)%” shall instead refer to “fifty percent (50%)”; and (ii) this Agreement is terminated by Purchaser pursuant to Section 8.01(g)(ii), then Company shall pay Purchaser, by wire transfer of same day funds (to an account designated in writing by Purchaser), the Termination Fee no later than two (2) business days after such termination of this Agreement. (c) Notwithstanding anything to the contrary herein, but without limiting Section 8.02(d) or the right of any party to recover liabilities or damages arising out of the other party’s actual and intentional fraud or willful and material breach of any provision of this Agreement, in the event a Termination Fee is paid to Purchaser, the maximum aggregate amount of fees, liabilities or damages payable by Company under this Agreement shall be equal to the Termination Fee, and in no event shall Company be required to pay the Termination Fee on more than one occasion. (d) Each party acknowledges that the agreements contained in Section 8.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if Company fails promptly to pay the Termination Fee, and, in order to obtain the payment, Purchaser commences a suit which results in a judgment against Company for payment of any such amount, Company shall pay the costs and expenses of Purchaser (including reasonable attorneys’ fees and expenses) in connection with such suit. In addition, if Company fails to pay the Termination Fee, then Company shall pay interest on the overdue amounts (for the period commencing as of the date that the overdue amount was originally required to be paid and ending on the date that the overdue amount is actually paid in full) at a rate per annum equal to the “prime rate” (as published in the Wall Street Journal) in effect on the date on which the payment was required to be made for

82 the period commencing as of the date that the overdue amount was originally required to be paid. The Termination Fee constitutes liquidated damages and not a penalty, and, except in the case of fraud or willful and material breach of this Agreement, shall be (together with the amounts specified in this Section 8.02(d)) the sole monetary remedy of Purchaser in the event of a termination of this Agreement specified in the section under circumstances where the Termination Fee is payable and is paid in full to Purchaser. ARTICLE IX Miscellaneous Section 9.01 No Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Confidentiality Agreement, which shall survive in accordance with its terms) shall survive the Effective Time, except Section 6.09 and Section 6.17 and for those other covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time. Section 9.02 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto at any time before or after the receipt of the Requisite Company Vote or Requisite Purchaser Vote; provided, however, that after the receipt of the Requisite Company Vote or Requisite Purchaser Vote, there may not be, without further approval of such shareholders of Company or Purchaser, as applicable, entitled to vote on such matters, any amendment of this Agreement that requires such further approval under applicable law. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto signed on behalf of each of the parties hereto. Section 9.03 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained herein; provided, however, that after the receipt of the Requisite Company Vote or the Requisite Purchaser Vote, there may not be, without further approval of such shareholders of Company or Purchaser, as applicable, entitled to vote on such matters, any extension or waiver of this Agreement or any portion thereof that requires such further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Section 9.04 Counterparts. This Agreement may be executed in counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

83 Section 9.05 Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no disclosure, representation, or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of Confidential Supervisory Information by any party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply. Section 9.06 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to any applicable conflicts of law principles (except that matters relating to the internal corporate affairs, including the fiduciary duties of the Company Board, shall be subject to the laws of the State of Maryland). Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court located in Columbus, Franklin County, Ohio (the “Chosen Courts”), and, solely in connection with claims arising under or related to this Agreement or the transactions that are contemplated by this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.09. Section 9.07 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT THE PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.07. Section 9.08 Expenses. Except as otherwise provided herein, including in Section 8.02, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby. Section 9.09 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or if by email so long as such email states it is a notice delivered pursuant to this Section 9.09 and a duplicate copy of such email is promptly given by one of the other methods described in this

84 Section 9.09, (ii) on the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (iii) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice: If to Company, to: Company 2275 Research Boulevard, Suite 600, Rockville, Maryland 20850 Attention: Edward F. Barry, CEO Email: EBarry@capitalbankmd.com With a copy to: Squire Patton Boggs (US) LLP 201 E. Fourth St., Suite 1900 Cincinnati, Ohio 45202 Attention: James J. Barresi Email: James.barresi@squirepb.com If to Purchaser, to: Peoples Bancorp Inc. 138 Putnam Street Marietta, Ohio 45750 Attention: Tyler Wilcox, President & CEO Email: Tyler.Wilcox@pebo.com With a copy to: Dinsmore & Shohl LLP 255 E. Fifth St. Suite 1900 Cincinnati, Ohio 45202 Attention: Michael G. Dailey Email: Michael.dailey@dinsmore.com Section 9.10 Entire Understanding. This Agreement (including the Company Disclosure Schedule and the Purchaser Disclosure Schedule and the documents and the instruments referred to herein), the Subsidiary Bank Merger Agreement, the Support Agreements, the Confidentiality Agreement and any separate agreement entered into by the parties on even date hereof represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements among the parties with respect to the subject matter hereof Section 9.11 Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Except as otherwise specifically provided in Section 6.17, this Agreement (including the documents and instruments referred to

85 herein) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding any other provision in this Agreement to the contrary, no consent, approval or agreement of any third-party beneficiary will be required to amend, modify or waive any provision of this Agreement. Section 9.12 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings or section captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement. As used herein, (a) “business day” means any day other than a Saturday, a Sunday or a day on which banks in the State of Ohio or Maryland are authorized by law or executive order to be closed, (b) the term “made available” means any document or other information that was (i) included in the virtual data room of a party prior to the date hereof, or (ii) filed by a party with the SEC and publicly available on EDGAR prior to the date hereof, and (c) the “transactions contemplated hereby” and “transactions contemplated by this Agreement” shall include the Parent Merger and the Subsidiary Bank Merger. The Company Disclosure Schedule and the Purchaser Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. All references to “dollars” or “$” in this Agreement are to United States dollars. Section 9.13 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement, including an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

86 Section 9.14 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable. Section 9.15 Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e-mail delivery of a “.pdf” format data file or other electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of e-mail delivery of a “.pdf” format data file or other electronic means to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of e-mail delivery of a “.pdf” format data file or other electronic means as a defense to the formation of a contract and each party hereto forever waives any such defense. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

87 AGREEMENT AND PLAN OF MERGER Signature Page IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written. CAPITAL BANCORP, INC. By /s/ Edward F. Barry . Edward F. Barry, CEO PEOPLES BANCORP INC. By /s/ Tyler J. Wilcox . Tyler J. Wilcox, President and CEO

EXHIBIT A SUPPORT AGREEMENT THIS SUPPORT AGREEMENT (this “Agreement”), is entered into as of September 29, 2026, by and among Peoples Bancorp Inc., a financial holding company incorporated under Ohio law (“Purchaser”), and Capital Bancorp, Inc., a bank holding company incorporated under Maryland law (“Company”), and the undersigned shareholder (“Shareholder”). WHEREAS, concurrently with the execution and delivery of this Agreement, Purchaser and Company are entering into an Agreement and Plan of Merger, dated as of the date of this Agreement (as amended or supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things, (i) Company shall be merged with and into Purchaser, upon the terms and subject to the conditions set forth in the Merger Agreement and (ii) except as set forth in the Merger Agreement, each outstanding share of Company Common Stock will be converted into the right to receive the Merger Consideration. Capitalized terms not otherwise defined in this Agreement shall have meanings provided in the Merger Agreement. WHEREAS, as of the date of this Agreement, Shareholder is the record or beneficial owner of, and has the power to vote, the number of shares of Company Common Stock as set forth, and in the manner reflected, on Attachment A (the shares listed on Attachment A, together with all shares of Company Common Stock subsequently acquired by the Shareholder during the term of this Agreement, are referred to in this Agreement as the “Owned Shares”). WHEREAS, as an inducement and condition to entering into the Merger Agreement, Purchaser has required that Shareholder agree, and Shareholder has agreed (solely in the Shareholder’s capacity as such), to enter into this Agreement. NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows: ARTICLE I VOTING AGREEMENT Section 1.1 Agreement to Vote. Shareholder hereby agrees that, during the time this Agreement is in effect, at the Company Meeting, and at any other meeting of the shareholders of Company, however called, or any adjournment or postponement thereof, Shareholder shall: (a) appear at each meeting or otherwise cause the Owned Shares to be counted as present at each meeting for purposes of calculating a quorum; and (b) vote (or cause to be voted), in person or by proxy, all of the Owned Shares (i) in favor of (A) the adoption and approval of the Parent Merger, the Merger Agreement and the transactions contemplated thereby, (B) any other matter that is required to facilitate the

2 transactions contemplated by the Merger Agreement, and (C) any proposal to adjourn or postpone the Company Meeting at the request of the Company Board of Directors for the purpose of soliciting additional proxies in favor of approval of the Merger Agreement; (ii) against any action or agreement that could reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation or agreement of Company contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iii) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Parent Merger or the transactions contemplated by the Merger Agreement or the performance by Shareholder of Shareholder’s obligations under this Agreement. Section 1.2 Shareholder Capacity. Notwithstanding anything to the contrary contained in this Agreement, Shareholder makes no agreement or understanding in this Agreement in Shareholder’s capacity as a director or officer, as applicable, of Company or any of its Subsidiaries, and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Shareholder in Shareholder’s capacity as such a director or officer, as applicable, of Company or any Company Subsidiary, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit or restrict Shareholder from exercising in a manner consistent with the terms of the Merger Agreement and Shareholder’s fiduciary duties as a director or officer, as applicable, to Company, the Company Subsidiaries or their respective shareholders. ARTICLE II REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER Shareholder represents and warrants to Purchaser as follows: Section 2.1 Authority; Authorization. (a) Shareholder has all requisite power, right, authority and capacity to execute and deliver this Agreement, to perform Shareholder’s obligations under this Agreement, and to consummate the transactions contemplated by this Agreement. (b) This Agreement has been duly and validly executed and delivered by Shareholder, and the execution, delivery and performance of this Agreement by Shareholder and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Shareholder, and no other actions or proceedings on the part of Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. (c) Assuming the authorization, execution and delivery of this Agreement by Purchaser and Company, this Agreement constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.

3 (d) If Shareholder is married and the Owned Shares set forth by the name of Shareholder on the signature page to this Agreement constitute property owned jointly with Shareholder’s spouse, this Agreement has been executed by Shareholder’s spouse and constitutes the valid and binding agreement of Shareholder’s spouse. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement. Section 2.2 Non-Contravention. Except as set forth in the Merger Agreement, the execution and delivery of this Agreement by Shareholder does not, and the consummation of the transactions contemplated by this Agreement and the compliance with the provisions of this Agreement will not (a) to the knowledge of Shareholder, require Shareholder to obtain the consent or approval of, or make any filing with or notification to, any Governmental Authority, domestic or foreign, (b) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Shareholder, (c) conflict with or violate any organizational document, law, rule, regulation, order, judgment or decree applicable to Shareholder, or (d) violate any other agreement to which Shareholder is a party including, without limitation, any voting agreement, shareholder agreement, irrevocable proxy or voting trust. The Owned Shares are not, with respect to the voting or transfer of the Owned Shares, subject to any other agreement, including any voting agreement, shareholder agreement, irrevocable proxy or voting trust. Section 2.3 Ownership of Securities. Except as noted on Attachment B attached hereto, on the date of this Agreement, the Owned Shares as set forth on Attachment A to this Agreement are owned of record or beneficially by Shareholder in the manner reflected on Attachment A, include all of the shares of Company Common Stock owned of record or beneficially by Shareholder, and are free and clear of any proxy or voting restriction, claims, liens, encumbrances and security interests (other than as created by this Agreement). As of the date of this Agreement, except as noted on Attachment B, Shareholder has, and at the Company Meeting or any other shareholder meeting of Company in connection with the Parent Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement (except respecting Owned Shares that Shareholder is permitted to Transfer (as defined in Section 3.2(a) below) pursuant to this Agreement), Shareholder will have, sole voting power and sole dispositive power with respect to all of the Owned Shares. For purposes of this Agreement, the term “beneficial ownership” shall be interpreted in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Section 2.4 Absence of Litigation. As of the date hereof, there is no suit, action, investigation or proceeding pending or, to the knowledge of Shareholder, threatened against or affecting Shareholder or any of its affiliates before or by any Governmental Authority that could reasonably be expected to impair the ability of Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement on a timely basis. Section 2.5 Reliance by Purchaser. Shareholder understands and acknowledges that Purchaser is entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

4 ARTICLE III COVENANTS Section 3.1 No Solicitation; Notice of Acquisitions; Proposals Regarding Prohibited Transactions. (a) Shareholder agrees, that during the term of this Agreement, Shareholder shall not, and shall not permit any investment banker, financial advisor, attorney, accountant or other representative retained by Shareholder, directly or indirectly, to (i) take any of the actions specified in Section 6.06 of the Merger Agreement, except as permitted by such Section 6.06 of the Merger Agreement, or (ii) participate in, directly or indirectly, a “solicitation” of “proxies” (as those terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of Company Common Stock in connection with any vote or other action on any matter of a type described in Section 1.1(b) of this Agreement, other than to recommend that shareholders of Company vote in favor of the adoption and approval of the Merger Agreement and the Parent Merger and as otherwise expressly permitted by this Agreement or the Merger Agreement. Except as permitted by the Merger Agreement, Shareholder agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons other than Purchaser with respect to any possible Acquisition Proposal and will take all necessary steps to inform any investment banker, financial advisor, attorney, accountant or other representative retained by him, her or it of the obligations undertaken by Shareholder pursuant to this Section 3.1. Notwithstanding the foregoing, in the event Company is engaging in discussions or negotiations with a person making an Acquisition Proposal in accordance with Section 6.06 of the Merger Agreement with respect to such Acquisition Proposal, the Shareholder and his or her agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Shareholder) shall be entitled to engage in any discussions or negotiations that Company is permitted to engage in pursuant to Section 6.06 of the Merger Agreement with respect to such Acquisition Proposal. (b) Shareholder hereby agrees to notify Purchaser promptly (and, in any event, within two (2) business days) in writing of the number of any additional shares of Company Common Stock of which Shareholder acquires beneficial or record ownership on or after the date hereof. Section 3.2 Restrictions on Transfer and Proxies; Non-Interference. (a) Except as expressly permitted by this Agreement, Shareholder agrees that it will not, prior to the termination of this Agreement, Transfer or agree to Transfer any Owned Shares other than with Purchaser’s prior written consent (i) unless each Person to which any of such Owned Shares, or any interest in any of such Owned Shares, is or may be transferred shall have: (A) executed a counterpart of this Agreement and (B) agreed in writing to hold such Owned Shares (or interest in such Owned Shares) subject to all of the terms and provisions of this Agreement, or (ii) except by will or by operation of law, in which case this Agreement will bind the transferee. For purposes of this Agreement, “Transfer” shall mean to, other than in connection with the Parent Merger or the other transactions contemplated by the Merger Agreement, offer,

5 sell, contract to sell, pledge, assign, distribute by gift or donation, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, any shares of capital stock of Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction. (b) Shareholder hereby covenants and agrees that, except for this Agreement, it (i) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Owned Shares, (ii) has not granted, and except for proxies granted as contemplated by Section 1.1(b), shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Owned Shares, and (iii) has not taken any action, and shall not take any action at any time while this Agreement remains in effect, that would or is reasonably likely to (A) make any representation or warranty contained in this Agreement untrue or incorrect in any material respect or (B) have the effect of preventing Shareholder from performing its obligations under this Agreement. Section 3.3 Stop Transfer. Shareholder agrees that it shall not request that Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Owned Shares, unless the transfer is made in compliance with this Agreement. Section 3.4 Further Assurances; Cooperation. (a) Shareholder, without further consideration, will (i) use all reasonable efforts to reasonably cooperate with Purchaser and Company in furtherance of the transactions contemplated by the Merger Agreement, (ii) promptly execute and deliver all additional documents that may be reasonably necessary in furtherance of the transactions contemplated by the Merger Agreement, and take all reasonable actions as are reasonably necessary or appropriate to consummate the transactions contemplated by the Merger Agreement, and (iii) promptly provide any information, and make all filings, reasonably requested and customarily required in connection with regulatory applications by Purchaser for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Merger Agreement (including filings with any Regulatory Authorities). (b) Shareholder consents to the publication and disclosure in the Proxy Statement (and, as and to the extent otherwise required by law or any Governmental Authority, in any other documents or communications provided by Purchaser or Company to any Governmental Authority or to security holders of Purchaser or Company) of Shareholder’s identity and beneficial and record ownership of the Owned Shares, the nature of Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and the Merger Agreement and any additional information reasonably required regarding the relationship of Shareholder with Purchaser and the Purchaser Subsidiaries and/or Company, and the Company Subsidiaries. ARTICLE IV TERMINATION

6 Section 4.1 Termination. This Agreement shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms or (ii) the Effective Time. Section 4.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 4.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no termination of this Agreement shall relieve any party to this Agreement from any liability for any breach of this Agreement occurring prior to the termination of this Agreement or any obligations under this Agreement. ARTICLE V MISCELLANEOUS Section 5.1 Amendment; Waivers. Any provision of this Agreement may be amended or waived if, and only if, the amendment or waiver is in writing and signed (a) in the case of an amendment, by the parties hereto, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of the applicable right, power or privilege, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of the applicable right, power or privilege or the exercise of any other right, power or privilege. Section 5.2 Expenses. Except as otherwise provided herein, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby. Section 5.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by email so long as such email states it is a notice delivered pursuant to this Section 5.3 and a duplicate copy of such email is promptly given by one of the other methods described in this Section 5.3, (ii) on the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (iii) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice: If to Shareholder: The address provided on Attachment A hereto. If to Purchaser, to: Peoples Bancorp Inc. 138 Putnam Street Marietta, Ohio 45750 Attention: Tyler Wilcox, President & CEO Email: Tyler.Wilcox@pebo.com With a copy to: Peoples Bancorp Inc. 138 Putnam Street Marietta, Ohio 45750

7 Attention: M. Ryan Kirkham, Executive Vice President/General Counsel Email: Ryan.Kirkham@pebo.com If to Company, to: Capital Bancorp, Inc. 2275 Research Boulevard, Suite 600 Rockville, Maryland 20850 Attention: Edward F. Barry, Chief Executive Officer Email: EBarry@capitalbankmd.com With a copy to: Squire Patton Boggs (US) LLP 201 E. Fourth Street, Suite 1900 Cincinnati, Ohio 45202 Attention: James J. Barresi Email: James.barresi@squirepb.com Section 5.4 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. Section 5.5 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. This Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding any other provision in this Agreement to the contrary, no consent, approval or agreement of any third-party beneficiary will be required to amend, modify or waive any provision of this Agreement. Section 5.6 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, the invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in the

8 applicable jurisdiction, and this Agreement shall be reformed, construed and enforced in the applicable jurisdiction so that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable. Section 5.7 Specific Performance; Remedies. Each of the parties to this Agreement agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Purchaser would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which Purchaser may be entitled (including monetary damages), Purchaser shall be entitled to seek injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement. Shareholder further agrees that neither Purchaser nor any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.7, and Shareholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any bond or similar instrument. All rights, powers and remedies provided under this Agreement or otherwise available in respect of this Agreement at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. Section 5.8 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to any applicable conflicts of law principles. Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Court of Chancery of the State of Delaware located in Wilmington, Delaware (or, if the Court of Chancery does not have subject matter jurisdiction, in any state or federal court located in Wilmington, Delaware) (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.3. Section 5.9 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT THE PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS

9 REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.9. Section 5.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section 5.11 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile, email of a PDF copy, or other electronic means) all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Section 5.12 Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by email delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any agreement or instrument entered into in connection with this Agreement shall raise the use of a facsimile machine or email delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any defense based on the foregoing. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SUPPORT AGREEMENT Signature Page IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day first written above. SHAREHOLDER Name: SHAREHOLDER’S SPOUSE Name:

CAPITAL BANCORP, INC. By: __________________________________ Edward F. Barry, CEO

PEOPLES BANCORP INC. By: _______________________________ Tyler Wilcox , President and CEO

Attachment A Address: Email: Shareholder Owned Shares

Attachment B Exceptions to Section 2.3 [None]

EXHIBIT B FORM OF AGREEMENT AND PLAN OF MERGER This is an Agreement and Plan of Merger (this “Agreement”) dated as of September 29, 2026, between Peoples Bank, an Ohio-chartered commercial bank organized under the laws of the State of Ohio, being located in Marietta, County of Washington, in the State of Ohio (“Purchaser Bank”), and Capital Bank, N.A., a federally chartered national bank organized under the laws of the United States of America, being located in Rockville, County of Montgomery, in the State of Maryland (“Company Bank”). RECITALS A. Peoples Bancorp Inc., an Ohio corporation owning all of the outstanding shares of Purchaser Bank (“Purchaser”), and Capital Bancorp, Inc., a Maryland corporation owning all of the outstanding shares of Company Bank (“Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated September 29, 2026, pursuant to which Company will merge with and into Purchaser, with Purchaser being the surviving corporation (“Parent Merger”). B. The Merger Agreement contemplates that immediately following the consummation of the Parent Merger, or at such later time as Purchaser may determine, Company Bank is to be merged with and into Purchaser Bank. C. Purchaser, as the sole shareholder of Company Bank and Purchaser Bank immediately after consummation of the Parent Merger, desires to cause Company Bank to merge with and into Purchaser Bank immediately following the consummation of the Parent Merger, or at such later time as Purchaser may determine (the “Subsidiary Bank Merger”). D. In consideration of the recitals and the mutual agreements, covenants and undertakings contained herein and for the purpose of setting forth the terms and conditions of the Subsidiary Bank Merger, the parties, intending to be legally bound, agree as follows: AGREEMENTS 1. Subsidiary Bank Merger. At the Effective Time (as hereinafter defined) and upon the terms and conditions set forth in this Agreement, Company Bank shall be merged with and into Purchaser Bank in accordance with the banking provisions of the Ohio Revised Code (the “Ohio Code”), 12 U.S.C. § 215a-1, 12 U.S.C. § 1828(c), and 12 U.S.C. § 1831u, and Purchaser Bank shall continue in existence as the surviving corporation of the merger under the laws of the State of Ohio as an Ohio state-chartered bank (the “Surviving Bank”). 2. Merger Certificates. Subject to consummation of the Parent Merger and the other provisions of this Agreement, immediately following the consummation of the Parent Merger, or at such later time as Purchaser may determine, and upon receipt of all required shareholder and regulatory approvals, Purchaser Bank and Company Bank shall cause to be executed and filed such certificates or articles of merger and such other documents and certificates as are necessary to effectuate the Subsidiary Bank Merger (“Merger Certificates”).

3. Effective Time. Subject to applicable law, a certificate of merger evidencing the transactions contemplated herein shall be delivered to the Ohio Department of Commerce, Division of Financial Institutions (“ODFI”) and filed by the ODFI with the Ohio Secretary of State in accordance with the Ohio Code (such date and time being herein referred to as the “Effective Time”). 4. Articles of Incorporation and Code of Regulations. The Articles of Incorporation of Purchaser Bank, as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Bank, until they shall be thereafter altered, amended, or repealed in accordance with law. Until amended or repealed as therein provided, the Code of Regulations of Purchaser Bank in effect at the Effective Time shall be the Code of Regulations of the Surviving Bank. 5. Directors and Officers. Immediately after the Effective Time, (i) the officers of Purchaser Bank shall be the officers of the Surviving Bank, and (ii) the directors of Purchaser Bank plus the three Company Directors (as set forth in Section 6.23 of the Merger Agreement) shall be the directors of the Surviving Bank, in each case to serve in such capacities until their successors have been duly elected or appointed or until their earlier death, resignation or removal from office. 6. Names and Offices. The name of the Surviving Bank shall be “Peoples Bank.” The main office of the Surviving Bank shall be the main office of Purchaser Bank immediately prior to the Effective Time. All branch offices of Purchaser Bank and branch offices of Company Bank which were in lawful operation immediately prior to the Effective Time shall be the branch offices of the Surviving Bank upon consummation of the Subsidiary Bank Merger, subject to the opening or closing of any offices which may be authorized by Purchaser Bank or Company Bank and applicable regulatory authorities after the date hereof. 7. Conversion of Company Bank Shares. At the Effective Time, each issued and outstanding share of Company Bank capital stock shall automatically by virtue of the Subsidiary Bank Merger be canceled without payment. 8. Purchaser Bank Capital Stock. The shares of Purchaser Bank capital stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall not be affected by the Subsidiary Bank Merger. 9. Certain Effects of Merger. At the Effective Time, in addition to the effects otherwise provided by the laws of the United States and Ohio, Purchaser Bank and Company Bank shall become a single corporation and the separate existence of Company Bank shall cease. Surviving Bank shall possess all the rights, privileges, powers and franchises of both a public and private nature of Company Bank subject to all of its restrictions, disabilities and duties, and shall also possess all of the property (real, personal and mixed) and all debts due to Company Bank. All other things or belonging to Company Bank shall be vested in the Surviving Bank; and all property, rights, privileges, powers and franchises and all and every other interest shall thereafter be the property of the Surviving Bank, and the title to any real estate vested by deed or otherwise in Company Bank shall not revert or be in any way impaired by reason of the Subsidiary Bank Merger. All rights of creditors and all liens of Company Bank shall be preserved unimpaired, and all debts, liabilities and duties of Company Bank shall at the Effective Time become obligations of the Surviving Bank and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. 10. Termination. This Agreement shall be terminated upon the agreement of the parties hereto. In addition, this Agreement shall terminate automatically upon termination of the Merger Agreement prior to the consummation of the Parent Merger. 11. Conditions. The respective obligations of each party hereto to effect the Subsidiary Bank Merger shall be subject to: (a) the consummation of the Parent Merger; and (b) the receipt of all approvals and consents of regulatory authorities required by law to effect the Subsidiary Bank Merger. 12. Representations and Warranties. Each of the parties hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with the terms hereof. 13. Amendment. On or before the Effective Time, the parties may amend, modify or supplement this Agreement in the manner as may be agreed upon between the parties in writing. 14. Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts (including by facsimile or other electronic means), each of which shall be deemed to be an original but all of which together shall constitute one agreement. 15. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio applicable to agreements made and to be performed wholly within such state, except to the extent that the federal laws of the United States shall be applicable hereto. 16. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. 17. Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other party. 18. Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, other than the Merger Agreement. 19. Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date set forth above. PEOPLES BANK By: Tyler J. Wilcox, President and CEO CAPITAL BANK, N.A. By: Steven M. Poynot, President and CEO